UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
Filed by the Registrant [X]        Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to §240 Rule 14a-12
HESKA CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]     No fee required.
[_] Fee paid previously with preliminary materials.
[_] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 21, 2023

Dear Heska Corporation Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Heska Corporation. The meeting is to be held on Wednesday, May 3, 2023, at 9:00 a.m., MDT, virtually. The meeting is online only, with no physical meeting location. You will be able to attend the meeting and vote your shares by logging on to http://meetnow.global/M2CPXHH.

We encourage you to indicate your voting preferences as soon as possible as described in the enclosed proxy statement if you do not plan to attend the Annual Meeting virtually.

Details regarding the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of 2023 Annual Meeting and Proxy Statement. This Notice and all proxy materials in connection with this Annual Meeting are available at https://materials.proxyvote.com/42805E.
Your vote is important, so please act at your first opportunity. Whether or not you plan to virtually attend the Annual Meeting, I hope you will indicate your voting preferences as soon as possible. You may vote by proxy or virtually at the Annual Meeting. Please review the instructions in the Proxy Statement and on the proxy card regarding your voting options.
Thank you for your ongoing support of, and continued interest in, Heska Corporation.
Sincerely,
Scott W. Humphrey
Chair of the Board of Directors,
Heska Corporation

Loveland, Colorado

YOUR VOTE IS IMPORTANT
___________________

In order to ensure your representation at the Annual Meeting if you will not attend virtually, please follow the corresponding instructions on any enclosed proxy card to indicate your voting preferences.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders of Heska Corporation to be held on May 3, 2023. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at https://materials.proxyvote.com/42805E.

TIME	9:00 a.m., MDT, on Wednesday, May 3, 2023
PLACE	Virtually, at http://meetnow.global/M2CPXHH
ITEMS OF BUSINESS	1.	To elect the eight Directors named in this proxy statement to a one-year term.
	2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
	3.	To amend the Heska Corporation Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 100,000 shares.
	4.	To approve our executive compensation in a non-binding advisory vote.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE	You can vote if you were an eligible stockholder at the close of business on March 6, 2023.
VOTING BY PROXY	If you do not plan to attend the Annual Meeting, please submit a proxy card appointing a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or the enclosed materials.

Please see pages 1-6 for additional information about how to access, vote, examine the list of stockholders and submit questions during the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available during the meeting at http://meetnow.global/M2CPXHH.

March 21, 2023	By Order of the Board of Directors

Christopher D. Sveen Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, Heska Corporation; President, Diamond Animal Health

-i-

PROXY STATEMENT
ABOUT THE ANNUAL MEETING

This proxy statement is being furnished to holders of all classes of common stock, $0.01 par value per share, of Heska Corporation ("Heska" or the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company (the "Board") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held virtually on Wednesday, May 3, 2023, at 9:00 a.m., MDT. Stockholders may participate online by logging onto http://meetnow.global/M2CPXHH, where you will be able to listen to the meeting live, ask questions, and vote online. To participate in the Annual Meeting, you will need the 15-digit control number included in the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or email. There will be no physical meeting location.

At the Annual Meeting, you will be asked to (1) elect the eight Directors named in this proxy statement to a one-year term; (2) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; (3) approve an amendment of the Heska Corporation Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 100,000 shares (the "Stock Plan Amendment"); and (4) approve our executive compensation in a non-binding advisory vote.

This proxy statement and the accompanying proxy card are being made available to our stockholders of record entitled to vote at the Annual Meeting on or about March 21, 2023.

We are furnishing proxy materials to most of our stockholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they can access our proxy materials, including our proxy statement and our Annual Report on Form 10-K, and view instructions on how to vote via the Internet, mobile device, or by telephone. The Notice of Internet Availability of Proxy Materials also includes information on how to attend the meeting virtually and vote online. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that access to the proxy statement, Annual Report on Form 10-K, and other correspondence will be delivered to you via email.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Wednesday, May 3, 2023:
______________

The proxy statement, proxy card and Annual Report on Form 10-K are available at https://materials.proxyvote.com/42805E.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2023 ANNUAL MEETING
Q:    What is the purpose of these materials?
A:    The Board is providing these proxy materials for you in connection with Heska’s upcoming 2023 Annual Meeting. Eligible stockholders of record as of the close of business on March 6, 2023 (the “Record Date”), are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business to be conducted at the Annual
Meeting.
Q: Why did I receive a Notice of Internet Availability of Proxy Materials regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
A:    In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet through the notice and access process. Accordingly, commencing on or about March 21, 2023, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders. These stockholders have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice.
Q: When and where is the Annual Meeting?

A:    The Annual Meeting will be held virtually, at http://meetnow.global/M2CPXHH, on Wednesday, May 3, 2023, at 9:00 a.m., MDT. To virtually gain entry to the Annual Meeting, you will need the 15-digit control number included in the Notice or on the proxy card that you request and receive by mail or email.
Q:    What information is contained in our proxy materials?
A:    The information included in this proxy statement relates to the proposals to be voted on at the 2023 Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information. Our Annual Report on Form 10-K for the year ended December 31, 2022 (our "2022 Form 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), is also included on the website referred to in the Notice.
Q:    What items of business will be voted on at the Annual Meeting?
A:    The items of business scheduled to be voted on at the Annual Meeting are:
(1)The election of the eight nominees named in this proxy statement to serve on our Board of Directors, each for a one-year term;
(2)The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
(3)The approval of the Stock Plan Amendment; and
(4)The approval of our executive compensation in a non-binding advisory vote.
We will also transact such other business as may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof.
Q:    How does the Board recommend I vote on the proposals?
A:    The Board recommends that you vote FOR the election of the eight Director nominees named in this proxy statement, FOR the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm, FOR the approval of the Stock Plan Amendment, and FOR the approval of the Company's executive compensation.
Q:    What classes of stock does Heska's Charter authorize?
A:    Our Charter authorizes three classes of stock. First, our Charter authorizes a class of Traditional Common Stock and defines it as the "Original Common Stock". We will refer to this class of stock in these proxy materials as the "Original Common Stock". Second, our Charter authorizes a class of Public Common Stock and defines it as the "Common Stock" or the "NOL Restricted Common Stock". We will refer to this class of stock in these proxy materials as the "Public Common Stock" or the "NOL Restricted Common Stock". Third, our Charter authorizes a class of Preferred Stock. We refer to this class of stock in these proxy materials as the "Preferred Stock". For the purpose of these proxy materials, references to "Common Stock" mean collectively Original Common Stock and Public Common Stock.
Q:    Who is an eligible stockholder entitled to vote at the Annual Meeting?

A:    Stockholders of record of our Common Stock as of the close of business on March 6, 2023, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. If your shares of Common Stock are registered directly in your name with Computershare Trust Company, N.A. ("Computershare"), our registrar and transfer agent, you are considered a stockholder of record with respect to those shares. Some stockholders hold shares through a bank, broker, or other nominee, and are often said to hold these shares in “street name.” These stockholders are considered “beneficial owners” of those shares of Common Stock. If you held shares of Common Stock as a beneficial owner in street name as of the close of business on March 6, 2023, you must obtain a legal proxy, executed in your favor, from the holder of record of those shares at that time to be entitled to vote those shares of Common Stock at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. As of the Record Date, 10,871,518 shares of our Common Stock were issued and outstanding; and no shares of Preferred Stock were issued and outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, and during the Annual Meeting accessible at http://meetnow.global/M2CPXHH. Though our offices may generally remain closed to public visitors through the date of the Annual Meeting, if you wish to examine the list in person, you may contact our Corporate Secretary, and arrangements will be made for you to review the list.
    If you own Common Stock of record, you will be able to virtually gain entry to the Annual Meeting by entering the 15-digit control number found on the Notice. If you own Common Stock in street name, in order to gain entry you must present proof of beneficial stock ownership as of the record date to Computershare prior to the Annual Meeting.
Q:    Can eligible stockholders who are unable or unwilling to attend the Annual Meeting vote?
A:    Yes, such stockholders may vote by proxy.
Q:    How can I direct a vote by proxy?
A:    If you are a record holder you may: (a) indicate your voting preferences, sign and date each proxy card by following the corresponding instructions on each proxy card you receive by request and return each such proxy card in the postage prepaid envelope or by other means acceptable to Computershare; (b) indicate your voting preferences via the telephone by following the corresponding instructions; (c) indicate your voting preferences via the Internet prior to the Annual Meeting by following the corresponding instructions on the Notice; or (d) vote during the Annual Meeting by clicking the "Cast Your Vote" link.
    If you have shares held in street name, you should indicate your vote for the shares via any procedure(s) adopted by your broker, bank or other nominee. These may include directing proxy votes by mail, telephone or the internet.
Q:    How can I change my proxy vote or revoke my proxy?
A:    If you are a record holder, you have the right to revoke your proxy and change your voting instructions at any time before the meeting by notifying our Corporate Secretary, returning a later-dated proxy card, updating your vote via the telephone by following the corresponding instructions or updating your vote via the Internet by following the corresponding instructions on the Notice. You may also revoke your proxy and change your vote by voting at the Annual Meeting.
    For shares held in street name, you should follow any corresponding procedure(s) adopted by your broker, bank or other nominee.
Q:    Who can help answer my questions?
A:    If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

Heska Corporation
Attn: Corporate Secretary
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272
InvestorRelations@Heska.com
    If you need printed copies of this proxy statement or voting materials, please contact our Corporate Secretary as described above.
Q:    What does it mean if I get more than one proxy card?
A:    It probably means that you hold shares of Common Stock in more than one account. Direct your votes on all proxies to ensure that all of your shares are voted if you do not plan to attend the Annual Meeting.
Q:    Who will serve as inspector of elections?
A:    The inspector of elections will be a representative of Computershare, our registrar and transfer agent.
Q:    How do you expect votes will be counted for quorum and other purposes?
A:    Shares underlying proxies containing directions indicating a “for”, “withhold” (in the case of Proposal No. 1), “against”, or “abstain” vote, as well as any legitimate proxies without any voting instructions, will be counted as “present” for purposes of determining a quorum.
If you hold shares in street name through a broker, bank or other nominee, your broker, bank or nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to certain matters to be acted upon at the Annual Meeting that are not considered to be “routine” matters. If you do not give your broker, bank or nominee specific instructions, your underlying shares may not be voted on those matters, potentially resulting in so-called "broker non-votes."
    Pursuant to our bylaws, abstentions or broker non-votes on a given matter will be treated as not present or entitled to vote on such matter, but shall be treated as present and entitled to vote for all other purposes. Therefore, withheld votes, abstentions or broker non-votes will not affect the outcome of the vote on such matters.
    We suggest you clearly indicate your voting preferences on all matters to help ensure your voting preferences are accurately recorded.
Q:    What are the quorum and voting requirements for the Annual Meeting?
A:    The holders of a majority of the issued and outstanding shares of our Common Stock, present virtually or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

    The election of Directors presented in Proposal No. 1 is to be determined by a plurality of the votes of the shares of Common Stock having voting power present virtually or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a "Plurality Vote"). This means that the eight nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of Directors at the Annual Meeting. See “Board Structure and Committees—Director Resignation Policy” for a description of our policy that applies in the event a Director is not elected by a majority vote.
    The ratification of the selection of our independent registered public accounting firm for fiscal 2023 in Proposal No. 2 is to be approved by the vote of a majority of the shares of our Common Stock present virtually or by proxy, and entitled to vote on the subject matter (a "Voting Majority"). Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for this proposal.
    Nasdaq rules require stockholder approval by a majority of votes cast to approve the Stock Plan Amendment in Proposal No. 3. Our bylaws require approval by a Voting Majority. Abstentions and broker non-votes will not affect the outcome of the vote for this proposal.
    Approval of our executive compensation in a non-binding advisory vote in Proposal No. 4 is to be obtained by the vote of a Voting Majority. Abstentions and broker non-votes will have no effect on the vote for this proposal.

Q: How do I ask a question in connection with the 2023 Annual Meeting?

A: Stockholders will have the opportunity to submit questions in advance of and during the Annual Meeting.

In advance of the Annual Meeting, stockholders may submit questions by emailing the question and proof of ownership to InvestorRelations@Heska.com. The deadline to submit question in advance is 5:00 p.m. Mountain Daylight Time on May 2, 2023. Proof of ownership includes a copy of one of the following: (i) your proxy card or voting instruction form, (ii) your Computershare account statement indicating your ownership of our common stock as of the record date, or (iii) the Notice of Internet Availability of Proxy Materials.

During the Annual Meeting, stockholders may submit questions in writing by accessing the virtual meeting website at http://meetnow.global/M2CPXHH and entering the 15-digit control number included in the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or email. Questions may be submitted using the “Q&A” tab.
Questions submitted that are pertinent to the Company and the items being voted on by stockholders during the Annual Meeting will be read aloud and answered, as time permits and in accordance with Annual Meeting procedures. Questions regarding personal matters, including those related to employment, product or service issues, or related to strategic transactions are not pertinent to Annual Meeting matters and therefore will not be answered. Substantially similar questions will be grouped, summarized and answered together due to time constraints. Our Investor Relations or General Counsel’s office will respond to other questions not answered during the Annual Meeting, as appropriate.

Q:    What happens if additional matters are presented at the 2023 Annual Meeting?
A:    Other than the four specific items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2023 Annual Meeting. If other business properly comes before the Annual Meeting, the persons named in the form of proxy will vote in accordance with their best judgment.
Q:    What happens if a nominee for Director is unable to stand for election?
A:    If for any unforeseen reason any nominee is unwilling or unable to serve as a Director, the persons named as proxyholders may vote your proxy for such other candidate or candidates who may be nominated by the Board, although the proxyholders retain full discretion to vote as they may determine. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. However, we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a Director.
Q:    Where can I find the voting results of the meeting?
A:    We intend to announce preliminary voting results at the Annual Meeting, and publish final voting results in a Current Report on Form 8-K (a "Form 8-K") to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available within four business days after the Annual Meeting, we intend to publish preliminary voting results in a Form 8-K to be filed with the SEC by the fourth business day following the Annual Meeting and then publish final voting results in a Form 8-K to be filed with the SEC within four business days following the final voting results becoming known.
Q:    Who bears the costs of soliciting votes for the Annual Meeting?
A:    Heska is making this solicitation and will pay

the entire cost of the solicitation. If requested, certain of our Directors and employees may solicit proxies on our behalf in person, by mail, telephone, email, facsimile or other means. No additional compensation will be paid to these people for such solicitation. We have engaged Morrow Sodali LLC, 333 Ludlow St, Stamford, CT 06902 ("Morrow Sodali") to solicit proxies on our behalf for a fee of $12,500, plus variable amounts for additional proxy solicitation services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.
Q:    May I propose actions for consideration at next year's Annual Meeting or nominate individuals to serve as Directors?
A:    Yes. You may submit proposals, including Director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Corporate Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.
Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices under either (1) Rule 14a-8 (a "Rule 14 Proposal") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (2) the Bylaws of Heska (a "Bylaws Proposal"). A Rule 14 Proposal must be received by our Corporate Secretary at our principal executive offices no later than November 22, 2023. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals will also need to comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our Bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to stockholders. These proxy materials for the Annual Meeting are to be mailed on or about March 21, 2023. This means that for the 2024 Annual Meeting of Stockholders, any such proposal must be received no earlier than December 22, 2023 and no later than January 21, 2024.

Director Nominees: You may propose Director candidates for consideration by the Board's Corporate Governance Committee. Any such recommendations should be directed to our Corporate Secretary at our principal executive offices. In addition, you may nominate a Director for consideration by Heska's stockholders if you give timely and adequate notice to our Corporate Secretary of your intention to make such nomination in accordance with our Bylaws, which require that the notice be received by the Corporate Secretary within the time periods for a Bylaws Proposal described above under "Stockholder Proposals" and with the detail regarding your nomination as is required by our Bylaws. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to our Corporate Secretary no later than March 4, 2024.
Copy of Bylaw Provisions: You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our current Bylaws has also been filed with the SEC and is included as an exhibit with our 2022 Form 10-K. This document is accessible at the website of the SEC at www.sec.gov.

BOARD STRUCTURE AND COMMITTEES

Our Board has three standing Committees, each of which is chaired by an independent Director: (1) Audit (the "Audit Committee"), (2) Compensation (the "Compensation Committee") and (3) Corporate Governance (the "Corporate Governance Committee"). The membership during 2022 and the function of each Committee are described below. Our Board held seven meetings during 2022. Our Board currently has eight Directors, with terms set to expire in 2023: Scott W. Humphrey, Chair, Robert L. Antin, Stephen L. Davis, Dr. Joachim A. Hasenmaier, Mark F. Furlong, Sharon J. Maples, David E. Sveen, Ph.D., and Kevin S. Wilson. We encourage our Directors to attend each Annual Meeting, and all of our Directors attended our last Annual Meeting of Stockholders on May 4, 2022 via webcast or telephone. All Board members (during the periods that he or she served) attended at least 75% of all Board and applicable Committee meetings during 2022.

Board Leadership Structure

We separate the role of Chair of the Board and Chief Executive Officer. Scott W. Humphrey serves as the Chair of our Board, while Kevin S. Wilson serves as our Chief Executive Officer. In considering the separation of the Chair of the Board and Chief Executive Officer roles, the Board considered corporate governance, potential conflicts of interest and time management questions.

Board Risk Oversight
Our business, including risk oversight, is conducted with the advice, counsel and direction of our Board. The formal channel for risk-related information to be communicated to our Board is through our Chief Executive Officer. Our Chief Executive Officer periodically conveys the Company's risks, including credit, cybersecurity, liquidity, regulatory, legal, environmental, social and governance ("ESG") and operational risks to the Board at Board meetings and through other forms of communication, as appropriate. Our Board may also discuss the Company's risks with other members of management as directed by our Chief Executive Officer or as part of another Board function. For example, our Chief Financial Officer has discussed credit and regulatory risks and our Chief Administrative Officer has discussed cybersecurity and ESG risks with Directors during Audit Committee meetings.

Board Independence
    Our Board has determined that the following Directors standing for election have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meet the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Stock Market listing standards (the "Nasdaq Listing Standards"): Mr. Humphrey, Mr. Antin, Mr. Davis, Dr. Hasenmaier, Mr. Furlong, and Ms. Maples. Dr. Sveen, whose son, Christopher Sveen, is an Executive Officer of the Company, and Mr. Wilson, Heska's Chief Executive Officer and President, are not considered independent.

Audit Committee

Our Audit Committee has the following primary responsibilities and powers:

•appoint and replace our independent auditor;
•compensate and oversee the work of our independent auditor;
•select, retain, compensate, oversee and terminate any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;
•pre-approve all audit and audit-related services, tax services and permitted non-audit services to be performed by our independent auditor;

•form and delegate authority to subcommittees when appropriate;
•retain special legal, accounting or other advisors;
•make regular reports to the Board, at least annually;
•review and discuss with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management’s discussion and analysis and ESG related disclosures, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;
•review and discuss with management and the independent auditor the Company's quarterly financial statements;
•review and discuss with management the Company's quarterly earnings press releases prior to their release;
•discuss with management and the independent auditor significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements;
•receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company's disclosure controls and procedures;
•review and discuss quarterly reports from the independent auditors;
•discuss with management and the independent auditor the effect of regulatory and accounting initiatives;
•discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including, without limitation the incorporation of cybersecurity, data privacy and ESG related risks into the Company's risk assessment and risk management policies;
•discuss with the independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees;
•review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form-Q;
•ensure that the independent auditor is informed of the Audit Committee's understanding of the Company's relationships and transactions with related parties;
•oversee relevant related party transactions governed by applicable accounting standards;
•review and evaluate the senior members of the independent auditor team;
•obtain and review a report from the independent auditor at least annually;
•ensure the rotation of the lead (or coordinating) audit partner;
•recommend to the Board policies for the Company's hiring of current or former employees of the independent auditor;
•meet with the independent auditor regarding the planning and staffing of the audit;
•obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated;
•oversee the Company's compliance program with respect to legal and regulatory requirements;
•oversee and review the adequacy and effectiveness of the Company’s cybersecurity, information and technology security, and data privacy programs, procedures and policies;
•establish procedures for the receipt, retention and treatment of reports of potential misconduct; and
•discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

During 2022, our Audit Committee met six times. Our Audit Committee consists of Mr. Furlong, as Chair, Mr. Humphrey, Dr. Hasenmaier, and Mr. Davis.

Our Board has determined that each of the current members of our Audit Committee meets the requirements of "independence" as set forth in Section 10A(m)(3) of the Exchange Act, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards. Our Board has also determined that each of Mr. Furlong, Mr. Humphrey, and Dr. Hasenmaier are qualified as an audit committee financial expert within the meaning of the rules and regulations promulgated by the SEC and each has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.

Our Audit Committee has a written charter, which is available on our website at www.heska.com (under the tabs — Investors — Company Information — Corporate Governance). The Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Compensation Committee

Our Compensation Committee has the following primary responsibilities and powers:

•review and approve the annual base salaries and annual incentive compensation opportunities of the Executive Officers;
•review and approve the following as they affect the Executive Officers: (a) any incentive awards and opportunities, (b) any employment agreements and severance agreements, (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and (d) any special or supplemental compensation or benefits for Executive Officers and persons who formerly served as Executive Officers;
•review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and recommend to the Board the CEO's compensation levels based on this evaluation;
•review and discuss any Compensation Discussion and Analysis to be included in the Company's proxy statement and Annual Report on Form 10-K;
•produce any annual Compensation Report for including in the Company's proxy statement;
•oversee the Company's compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters;
•receive periodic reports on the Company's compensation program as they affect all employees;
•approve and oversee compensation programs involving use of the Company's stock;
•retain, terminate and approve the retention terms and fees of any compensation consultant;
•appoint, compensate and oversee the work of any such compensation consultant, legal counsel or other advisor;
•form and delegate authority to subcommittees when appropriate; and
•make regular reports to the Board.

During 2022, our Compensation Committee met five times. From May 5, 2021 to February 22, 2022 our Compensation Committee consisted of Ms. Maples, as Chair, Mr. Antin, Mr. Humphrey and Mr. Furlong. From February 22, 2022 to present, our Compensation Committee consists of Ms. Maples, as Chair, Mr. Humphrey, and Mr. Furlong.

Our Board has determined that each of the current members of our Compensation Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Compensation Committee has a written charter, which is available on our website at www.heska.com (under the tabs — Investors — Company Information — Corporate Governance). The Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Corporate Governance Committee

    Our Corporate Governance Committee has the following primary responsibilities and powers:

•evaluate the current composition, organization and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval;
•determine desired Board member skills and attributes and evaluate and propose nominees for election to the Board;
•review Director candidates recommended by stockholders that are submitted in compliance with the Company’s bylaws and stockholder nominations and recommendations policy;
•oversee and administer a biennial Board performance evaluation process;
•consider matters of corporate governance and review periodically the Company’s corporate governance guidelines and codes of conduct and ethics and recommend proposed changes to the Board for approval;
•consider questions of possible conflicts of interest of Board members and the Company’s senior executives and review and approve in advance any proposed related party transactions;
•conduct reviews periodically on succession planning and make recommendations to the Board;
•monitor stock ownership guidelines related to Directors that may be adopted by the Board;
•review and advise the Board on Director compensation matters;
•recommend matters for consideration by the Board and regarding the structure of Board meetings;
•form and delegate to subcommittees when appropriate;
•make regular reports to the Board; and
•retain and terminate any search firm used to identify Director candidates.

During 2022, our Corporate Governance Committee met four times. From February 4, 2021 to February 22, 2022, our Corporate Governance Committee consisted of Mr. Davis, as Chair, Mr. Antin, Ms. Maples, and Dr. Hasenmaier. From February 22, 2022 to present, our Corporate Governance Committee consists of Mr. Davis, as Chair, Ms. Maples, and Dr. Hasenmaier.

Our Board has determined that each of the current members of our Corporate Governance Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Corporate Governance Committee has a written charter, which is available on our website at www.heska.com. In addition, our Corporate Governance Committee prepared, and our full Board has approved, Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board's governance role and functions. The document is also available on our website at www.heska.com (under the tabs — Investors — Company Information — Corporate Governance). The references to the Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Director Qualification and Nomination

The tenure of the Directors serving on our Board varies from two years to twelve years. All of our Directors have gained Company and industry specific knowledge as a result. The experience, qualifications, attributes or skills that qualify our Directors to serve on our Board are discussed on a Director-by-Director basis in the "Election of Directors" section of this document as well as in this "Board Structure and Committees" section. None of our Directors are serving as a result of one specific qualification. It is the breadth of their individual experiences and the manner in which they complement each other as a group that make them individually and collectively attractive Directors.

Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees or appointees. However, pursuant to our Corporate Governance Committee Charter, we believe that it is in the best interests of the Corporation and its stockholders to obtain highly qualified candidates for the Board. Our Corporate Governance Committee seeks candidates with excellent decision-making ability, business experience, relevant experience, personal integrity and reputation as candidates for nomination and appointment.

Our Corporate Governance Committee does not have an established policy for diversity of Director nominees or appointees. However, we believe diversity is inherent in our approach of seeking high quality individuals with complementary skills to create a group dynamic and decision-making process that is even stronger than would be obtained by the mere summation of its individual contributors in isolation. While not an established policy, in 2021, our Corporate Governance Committee adopted an overriding principle named the “Wilson Rule” to seek qualified and diverse candidates as new Director openings become available.

In 2020, our Corporate Governance Committee formalized its process for identifying and evaluating nominees or appointees for Director. Our Corporate Governance Committee determines desired Board member skills and attributes and conducts searches for prospective Director candidates whose skills and attributes reflect those desired. This analysis may start with a Board evaluation, including determination of areas of strength and areas for improvement. Particular skills and experience may be desired in areas of improvement. Our Corporate Governance Committee may determine guidelines and parameters for a search for an individual with the desired skills and experience. Our Corporate Governance Committee will evaluate candidates identified by its own initiative as well as candidates referred to it by other members of the Board, by the Company's management, or by external sources, such as a third-party executive search firm. Our Corporate Governance Committee has adopted a policy stating it will not consider unsolicited applications for Board membership.

Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with our Bylaws and the procedures described in this proxy statement under "Questions and Answers About the Proxy Materials and the 2023 Annual Meeting". Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.

Director Resignation Policy

Pursuant to our bylaws, Directors are elected by a plurality vote. The Board has adopted a Director Resignation Policy pursuant to which, in uncontested elections of Directors in which the number of nominees does not exceed the number of Directors to be elected, the Board will nominate for election or re-election only candidates who agree that if, in an uncontested election of Directors, the nominee receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withhold Vote”), the nominee will tender, within five days following the certification of the stockholder vote, an irrevocable offer of resignation to the Chair of the Board. The offer of resignation shall be conditional upon acceptance by the Board, following consideration of the offer by the Board and the Corporate Governance Committee. When a nominee fails to receive the required number of votes for reelection and the resignation offer takes effect, the Corporate Governance Committee will promptly consider the offer and recommend to the Board whether to accept or reject it. The Board then will, within 90 days following certification of the stockholder vote, act on the Corporate Governance Committee’s recommendation. The Company will disclose in a filing with the SEC or a widely-disseminated press release the Board’s decision to accept or reject the resignation offer, including its rationale.

The Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, will consider the best interests of the Company and its stockholders and may consider any factors or information it deems relevant, including but not limited to: (i) the stated reasons, if any, why stockholders withheld their votes; (ii) possible alternatives for curing the underlying cause of the withheld votes; (iii) the Director’s tenure; (iv) the Director’s qualifications; (v) the Director’s past and expected future contributions to the Company; and (vi) the overall composition of the Board and its committees.
In addition, the Corporate Governance Committee and the Board may consider a range of alternatives in determining what action to take, including but not limited to: (i) accepting the resignation; (ii) rejecting the resignation, including with conditions for the Director’s continued service; (iii) rejecting the resignation to allow the Director to remain on the Board but agreeing that the Director will not be nominated for re-election upon expiration of the Director’s term; or (iv) deferring acceptance of the Director’s resignation until the Board can find a replacement Director with the necessary qualifications to fill the vacancy that accepting the resignation would create.

Any Director who fails to receive the required number of votes will not participate in the deliberations or voting by the Corporate Governance Committee or the Board with respect to the Director’s resignation offer.

If a Director’s resignation offer is not accepted by the Board, that Director will continue to serve for the term for which he or she was elected and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation offer is accepted by the Board, then the Board, in its sole discretion in accordance with the our bylaws, may fill any resulting vacancy or may decrease the size of the Board.

Stockholder Communication with our Board

Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Corporate Secretary. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

Commitment to Corporate Responsibility and Stewardship

The Company is committed to corporate responsibility and stewardship. Driven by oversight from the Board and executive leadership, we are promoting and engaging environmental, social and governance ("ESG") priorities throughout the organization to align activities and resources with sound practices and accountability. The Board’s Governance Committee, in collaboration with key management, is responsible for advancing the Company’s ESG strategy with input and execution from a cross-functional team consisting of Legal, Human Resources, Finance, Operations, Supply Chain and Procurement, Research and Development, Product Quality and Safety, Data Privacy and Security, and business leaders. Members of the cross-functional team periodically engage with external stakeholders such as shareholders and industry experts regarding best practices and initiatives. In addition, ESG-related risks and opportunities are identified and assessed as part of the Board’s regular discussions and meetings, at least annually, including matters related to human capital management; diversity, equity and inclusion; sustainability within supply chain; and environmental management practices.

Hedging Company Securities

    Our Directors and Executive Officers may not engage in pledging or hedging transactions, or other transactions designed to hedge or offset any decrease in the market value of our securities. These restrictions do not apply to other employees of the Company.

Board Diversity Matrix

The following table presents certain information with respect to the composition of the Company's Board as of March 6, 2023.

Board Diversity Matrix (as of March 6, 2023)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	1	7
Part II: Demographic Background
African American or Black	0	1
White	1	6

DIRECTOR COMPENSATION

The form and amount of compensation paid to the non-employee Directors is periodically reviewed by our Corporate Governance Committee. Any revisions to our Director compensation program are recommended by our Corporate Governance Committee and approved by our Board.

Our employee Directors do not receive any separate compensation for Board activities.

Non-Employee Director Compensation

Under our current Director compensation program, on the date of each Annual Meeting of Stockholders each non-employee Director receives restricted stock awards valued at $125,000 (the "Annual Director Grant"). These grants vest in full on the later of (i) the one year anniversary of the date of grant and (ii) the Company’s next Annual Meeting of Stockholders. Such vesting is generally subject to the non-employee Director's continued service with the Company through the vesting period. Any non-employee Director appointed or elected between Annual Meetings is granted a pro-rata restricted stock award which vests on the same schedule outlined above.

Each non-employee Director also receives an annual cash retainer in the amount of $55,000, with the Chair of the Board receiving an additional amount of $50,000 per year ($105,000 total). The Company pays the annual retainers in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director's continued service to the Company as a non-employee Director on such date.

Non–employee Directors are additionally provided a quarterly $1,000 stipend for customary and usual travel and other expenses incurred in connection with their services on the Board. These stipends are only paid when travel is required for in-person attendance. Travel and other expenses that exceed the fixed sum are eligible for reimbursement.

Director Compensation Table

The following table presents the compensation earned by or paid by the Company to the non-employee Directors for the year ended December 31, 2022.

Director Compensation

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($) (3)	Total ($)
Robert L. Antin	55,000	124,936	4,000	183,936
Stephen L. Davis	55,000	124,936	4,000	183,936
Mark F. Furlong	55,000	124,936	4,000	183,936
Dr. Joachim A. Hasenmaier	55,000	124,936	4,000	183,936
Scott W. Humphrey (4)	105,000	124,936	4,000	233,936
Sharon J. Maples	55,000	124,936	4,000	183,936
David E. Sveen, Ph.D.	55,000	124,936	4,000	183,936

(1)These amounts represent the aggregate grant date fair value of stock awards granted in 2022 as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards can be found in our 2022 Form 10-K in Note 12 "Capital Stock" of the Notes to Consolidated Financial Statements.
(2)As of December 31, 2022, each of our non-employee Directors held the following unvested restricted stock awards and outstanding options:

2022 Outstanding Awards to Directors

Name	Unvested Shares	Outstanding Options
Robert L. Antin	1,107	—
Stephen L. Davis	1,107	—
Mark F. Furlong	1,107	—
Dr. Joachim A. Hasenmaier	1,107	—
Scott W. Humphrey	1,107	—
Sharon J. Maples	1,107	3,571
David E. Sveen, Ph.D.	1,107	—
All Directors (7 persons)	7,749	3,571

(3)These amounts represent the quarterly travel stipends.
(4)Mr. Humphrey was paid all cash retainers and his annual travel stipend through Chumley Enterprises, LLC.

2022 Equity Grants to Directors

Name	Grant Date	Number of Shares	Grant Date Closing Share Price ($)	Stock Value of Stock Award ($)
Robert L. Antin	5/4/2022	1,107	112.86	124,936
Stephen L. Davis	5/4/2022	1,107	112.86	124,936
Mark F. Furlong	5/4/2022	1,107	112.86	124,936
Dr. Joachim A. Hasenmaier	5/4/2022	1,107	112.86	124,936
Scott W. Humphrey	5/4/2022	1,107	112.86	124,936
Sharon J. Maples	5/4/2022	1,107	112.86	124,936
David E. Sveen, Ph.D.	5/4/2022	1,107	112.86	124,936

Non-Employee Director Stock Ownership Guidelines

    Each of our non-employee Directors is required to hold shares of Common Stock at least equal in value to three times (3x) the annual cash retainer for Board service (the "Director Ownership Guideline"). Non-employee Directors are required to achieve this level of ownership on or before the fifth anniversary of the date such Director became a member of the Company’s Board.

    For purposes of Heska’s stock ownership guidelines, a non-employee Director’s stock ownership includes all shares of Common Stock owned outright by the Director and by his or her immediate family members (spouse and dependent children), and any shares held in trust for the benefit of the Director and/or his or her immediate family members. Unvested restricted stock and unexercised stock options are excluded from the calculation of stock ownership under the Director Ownership Guideline.

    As the Company’s current cash retainer for non-employee Directors is $55,000, the Director Ownership Guideline currently requires Directors to hold at least $165,000 in shares of Common Stock. As of December 31, 2022, each of our non-employee Directors held shares in excess of this value or was within the time frame available for meeting the ownership requirement.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS

We are to elect eight Directors at our 2023 Annual Meeting: Robert L. Antin, Stephen L. Davis, Mark F. Furlong, Dr. Joachim A. Hasenmaier, Scott W. Humphrey, Sharon J. Maples, David E. Sveen, Ph.D., and Kevin S. Wilson. Directors elected at our 2023 Annual Meeting are to hold office for a one-year term expiring at our 2024 Annual Meeting (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal).

Nominees for Election

Robert L. Antin, age 73, has served us as a Director since November of 2020. Mr. Antin was a founder of VCA Antech, Inc. (“VCA”), a publicly traded national animal healthcare company (NASDAQ: WOOF) that provides veterinary services, diagnostic testing and various medical technology products and related services to the veterinary market. Mr. Antin has served as a Director, Chief Executive Officer and President at VCA since its inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a Director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his Bachelor’s degree from the State University of New York at Cortland and his MBA with a certification in hospital and health administration from Cornell University. Mr. Antin’s executive experience in the veterinary industry provides an excellent background for service on the Board.

Stephen L. Davis, age 65, has served us as a Director since August of 2020. Mr. Davis is the Chairman and Founder of the Will Group. He created Electrical Resource Management, the first Will Group company, in 1986 to honor the legacy of his father William E. Davis, who was known for his integrity and hard work. Since then, the Will Group has established several more companies to provide diverse lighting products, data and communications technologies, manufacturing, and services to metropolitan areas around the world. The Will Group has generated hundreds of local jobs, highlighted by its offender reentry program, and won many large-scale projects over the years, regularly contracting with utility, industrial, and commercial organizations across the United States. Embodying its mantra, “Where there’s a Will, there’s a Way,” the Will Group has consistently been recognized as one of the country’s Top 100 Black Businesses by Black Enterprise Magazine. Mr. Davis currently serves on the Board of the Trust Company of Illinois, PMI Energy Solutions, and Inland Real Estate Trust, specifically on Inland’s Audit and Compensation committees. Mr. Davis previously served on the Board of Wheaton Bank and Trust, specifically on the Loan committee, and he is currently a member of the Economic Club of Chicago and the University Club of Chicago. With a strong commitment to philanthropy, Mr. Davis created the William and Mary Davis foundation which funds programs to help underprivileged individuals find purpose and empowerment. His philanthropic work includes founding the Tuskegee NEXT Foundation, which is focused on training the next generation of African-American pilots, Purpose by Design, a mentoring program for teens in under-resourced and at-risk communities, and Haymarket Center of Chicago, which provides support services to people and families with chemical dependencies. Mr. Davis's financial and corporate governance experience provides valuable insight to the Board.

Mark F. Furlong, age 65, has served us as a Director since March 2019. Mr. Furlong retired as President and Chief Executive Officer of BMO Harris Bank, N.A. in June 2015, a role he held from 2011. He joined Marshall & Ilsley in 2001 as Chief Financial Officer, was elected President in 2004, Chief Executive Officer in 2007, and Chairman in 2010. Prior to joining Marshall & Ilsley, he was Chief Financial Officer of Old Kent Financial Corp.; First Vice President, Corporate Development, for H. F. Ahmanson & Company; and an audit partner for Deloitte & Touche LLP. Mr. Furlong also is a member of the boards of Directors of Kforce Inc. and Antares Capital. Mr. Furlong is also active in numerous civic and charitable activities. He is a former Chair of Chicago United and Leap Innovations, is a former board member of the Chicago Board of

Education and the Chicago Teachers Pension Fund. He is currently a member of the board of Directors for Common Ground Foundation and HomeRising. Mr. Furlong’s experience includes his role as an audit partner, serving as Chief Financial Officer and Chief Executive Officer, and his background in finance and his experience serving on boards contribute valuable insight and experience to the Board.

Dr. Joachim A. Hasenmaier, age 62, has served us as a Director since January of 2021. Dr. Hasenmaier served as a Member of the Board of Managing Directors of C.H. Boehringer Sohn AG & Co. KG ("BI") from October 1, 2012 until his retirement in 2019, responsible for the Corporate Board Division Consumer Health Care and Animal Health. He received a veterinary medical degree (DVM) in 1986 from Ludwig-Maximilians-University, Munich, where he entered into a microbiological research program until 1989 receiving his Doktor med. vet. (PhD) degree. He completed his education with a Master in Management from Kellogg Business School, Chicago, USA in 1991. Prior to joining BI he worked in various positions for various international companies in Germany, Japan, Mexico and Brazil. In 2002 he joined Boehringer Ingeheim as Corporate Senior Vice President for Boehringer Ingelheim Animal Health. In 2011 he took over the regional responsibility for Prescription Medicine in NECAR (UK/Ireland, Nordics, Benelux, Canada, Australia/New Zealand). He held this position until he became Member of the Board of Managing Directors at C.H. Boehringer Sohn AG & Co. KG in October 2012. Dr. Hasenmaier’s executive experience in the animal health and consumer healthcare industry provides an excellent background for service on the Board. Dr. Hasenmaier is an active member of the Rotary Club Ingelheim for more than 20 years. Through Rotary and private projects Dr. Hasenmaier tries to fight poverty and to give young, less favored people a fair chance to succeed in life.

Scott W. Humphrey, age 52, has served us as a Director since June 2017 and as our Board Chair from October 2018 to the present. Mr. Humphrey is a semi-retired executive, having spent the first chapter of his professional life as an investment banker and the second chapter in the non-profit arena. Most recently, he served as the President & CEO of One Hope United (OHU), a diversified, multi-state social services provider, a position he held from August 2015 to February 2018. Mr. Humphrey also does private investing and periodically serves in advisory board roles for several for-profit organizations. At the time of his retirement from investment banking in 2015, Mr. Humphrey was a Senior Advisor/Vice Chair for BMO Capital Markets (BMO), the US investment banking business of the Bank of Montreal, where he was responsible for corporate board relationship development and financial advisory assignments. He joined BMO in 2007 as the Head of U.S. Mergers & Acquisitions and, in early 2012, expanded his responsibility to include the Industrial Investment Banking business. Prior to joining BMO Capital Markets, Mr. Humphrey spent almost ten years with Deutsche Bank as a Managing Director focusing on global mergers and acquisitions. Given his global business and financial market background, he is a financial expert and provides expertise with respect to the Company’s strategic planning as well as advising on various capital market and stockholder matters. In the non-profit arena, Mr. Humphrey serves on the Board of Nexus Family Healing, a multi-state social services provider, and the Lake County Community Foundation, a regional foundation serving the needs of the residents of Lake County (IL). He also serves on the President’s Council of Kids Above All, an Illinois-based social services provider. Mr. Humphrey holds a BS in Finance and Economics from the University of Arizona and a Master's in Public Policy and Administration from Northwestern University.

Sharon J. Maples, age 62, has served as a Director since July 2011. She served as Board Chair from October 2015 to October 2018 and was Lead Director for a year prior to her time as Board Chair. Ms. Maples currently serves as Principal and CEO of SLR Associates, LLC. a healthcare strategy consulting firm. Ms. Maples served as Chief Executive Officer for University of Texas Southwestern ("UTSW") Hospitals, Dallas, Texas from 2004 to 2011. Prior to joining UTSW, Ms. Maples was Chief Operating Officer of Anne Arundel Health System in Annapolis, Maryland. She has held additional executive roles leading top healthcare organizations including serving as the Chief Operating Officer of the University of Nebraska Medical Center, Omaha Nebraska, and as a Vice President responsible for service line growth and development as well as operational accountability at Inova Fairfax and Inova Mt. Vernon Hospitals, Inova Health System, Fairfax Virginia. Ms. Maples is a board member with a track record of strategic success, mentoring and financial turnaround. She is a health care executive with hospital and health system experience at the CEO and COO level, leading academic medical centers, community based health systems and specialty hospitals. Currently, Ms. Maples serves as an Advisory Board member for the University of Texas at Dallas (UTD) Center for Healthcare Leadership and Management, Jindal School of Management and to the Dallas County Initiative to end the HIV Epidemic. She is a member of the Executive Leadership team for Texas Scottish Rite Hospital for Children and member of the International Women’s Foundation (IWF). She currently serves Texas Women’s Ventures, LLC. as a member and has also served as a portfolio advisor. Ms. Maples is former Chair of American Heart Association’s “Go Red for Women” annual initiative and former Board member of the American Hospital Association Regional Planning Board. She has served on the Dallas-Fort Worth Hospital Council Board of Directors and The University of Iowa Health Management Alumni Board, where she served as Chair. She has held Board positions at Digi Works Corporation, a privately held data mining services and analytics company and Anthelio, a privately held information technology and software company. Ms. Maples holds a BBA (Business Administration) and MA (Hospital and Health Administration) from the University of Iowa, Iowa City, Iowa. Ms. Maples’s executive experience in the healthcare industry leading major healthcare companies and advising companies at both the executive and board level regarding strategic growth and operational integration provide an excellent background for service on the Board.

David E. Sveen, Ph.D., age 66, has served us as a Director since November 2013. He is the Executive Chair and Managing Director of Cedarstone, an operations, analytics and strategy consulting practice for nonprofit organizations, which he founded in 1993. He is also currently the President of the Domanada Foundation. His professional background includes 13 years in senior management with investment banking firm Griffin, Kubik, Stephens and Thompson, an adjunct assistant professorship of Christian Formation and Ministry at Wheaton College since 1995 and service on several profit and nonprofit boards. Dr. Sveen holds a Ph.D. degree from Trinity Evangelical Divinity School, an MBA from DePaul University, an MA from Wheaton Graduate School, and a B.S. degree from Northern Illinois University. Dr. Sveen brings to the board extensive leadership experience, financial and accounting knowledge and executive level management capability.

Kevin S. Wilson, age 51, has been our Chief Executive Officer and President since March 31, 2014. He previously served as our President and Chief Operating Officer from February 2013 to March 2014. Mr. Wilson is a founder, member and officer of Cuattro, LLC, Cuattro Software, LLC, and Cuattro Medical, LLC, which, since 2008, have been involved in developing technologies for digital imaging. Mr. Wilson served on the board of various private, non-profit, and educational organizations from 2005 to the present. He was a founder of Sound Technologies, Inc., a diagnostic imaging company, in 1996, which was sold to VCA Antech, Inc. in 2004, after which Mr. Wilson served as Chief Strategy Officer for VCA Antech, Inc. until 2006. Mr. Wilson attended Saddleback College. Mr. Wilson brings to the Board extensive executive leadership and relationships experience in the animal health industry, including the management of operations, sales, service, product development, business development, and support.

If a Director or any alternative nominee is unable or declines to serve as Director at the time of the 2023 Annual Meeting, the proxyholders intend to vote for such other candidate or candidates who may be nominated by the Board.

Recommendation of our Board of Directors

Our Board recommends a vote FOR the election of all eight nominees.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board is submitting the appointment of Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm for stockholder ratification at the 2023 Annual Meeting. A representative of Grant Thornton is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so. Such representative also is expected to be available to answer questions at the meeting.
Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required by our Bylaws or otherwise. Our Board, however, is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate governance practice. If stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain Grant Thornton as our independent registered public accounting firm, although our Audit Committee maintains the full discretion to continue to retain Grant Thornton in such a circumstance. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Recommendation of our Board of Directors
Our Board recommends a vote FOR the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE HESKA CORPORATION EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 100,000 SHARES

We currently maintain the Heska Corporation Equity Incentive Plan (the “Stock Plan”) for the purpose of promoting the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside Directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside Directors and consultants with exceptional qualifications and (c) linking employees, outside Directors and consultants directly to stockholder interests through increased stock ownership. The Stock Plan serves as an important part of our overall compensation program. The number of shares available for issuance under the Stock Plan, however, is believed to be insufficient for future needs. The Board adopted, subject to the approval of our stockholders, a proposed amendment to increase the number of shares of Common Stock authorized for issuance under the Stock Plan.
Summary of Proposed Amendment to the Stock Plan

As of March 6, 2023, we had an aggregate of 1,150,318 shares authorized for issuance under the Company’s Equity Incentive Plan or prior equity incentive plans (the “Prior Plans”) of which approximately 1,059,741 shares had previously been issued under the Equity Incentive Plan or the Prior Plans or were reserved for issuance pursuant to outstanding awards under the Equity Incentive Plan or the Prior Plans, leaving approximately 90,577 shares of Common Stock available for future issuance under the Equity Incentive Plan.

If the Stock Plan amendment is approved, the aggregate number of shares of Common Stock available for awards under the plan will be increased by 100,000 (representing approximately 0.92% of our shares outstanding as of March 6, 2023), so that the new total of shares authorized for issuance as under the Stock Plan will be 1,250,318. Assuming none of the unexercised options as of March 6, 2023 are exercised and none of the unvested restricted shares or restricted stock units as of March 6, 2023 vest, the total number of shares available for new awards under the Stock Plan, as amended would be 804,999. Conversely, assuming all such unexercised options are exercised and unvested restricted shares and restricted share units vest, the total number of shares available for new awards under the Stock Plan, as amended, would be 190,577.

After consultation with management and Willis Towers Watson, the Compensation Committee's independent compensation consultant, the Board has determined the need to increase the shares authorized under the Stock Plan in order to give the Company flexibility recruiting new members of its management team and retaining and rewarding its existing management team. Willis Towers Watson has advised the board on median equity requirements for management positions and, based on current grant practices and the Company’s current stock price, the Board currently believes that 100,000 shares will be sufficient to meet these needs in the next year. The Company expects to continue with a yearly share authorization request of between 75,000 and 125,000 shares a year (representing approximately 0.7%-1.2% of our shares outstanding as of March 6, 2023).

As of March 6, 2023, there were 10,871,518 common shares outstanding. In addition, as of March 6, 2023, approximately 90,577 shares of Common Stock were available for future issuance under the Stock Plan and the following equity awards were outstanding as of the same date (assuming full achievement of any applicable performance-conditions for performance-based awards):

•Outstanding options: 339,272 (weighted average remaining life of 5.3 years and weighted average exercise price of $62.95)
•Outstanding performance stock options: 244,800 (weighted average remaining life of 6.6 years and weighted average exercise price of $80.48)
•Non-vested restricted stock units: 30,350
•Non-vested restricted stock awards: 475,879

Summary of Stock Plan
Below is a summary of the material terms of the Stock Plan. This summary is qualified by reference to the full text of the Stock Plan, as proposed to be amended, which is included as Appendix A hereto.
General. The purpose of the Stock Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside Directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside Directors and consultants with exceptional qualifications and (c) linking employees, outside Directors and consultants directly to stockholder interests through increased stock ownership. The Stock Plan seeks to achieve this purpose by providing for restricted stock awards, restricted stock units, options (which may constitute incentive stock options or non-qualified stock options), stock appreciation rights, other cash-based awards, or other stock-based awards.
Effective Date and Expiration. The Stock Plan became effective on May 5, 2021. The Stock Plan has no predetermined expiration date, although incentive stock options may not be granted under the Stock Plan after February 18, 2031. Awards made prior to any termination or suspension of the Stock Plan may extend beyond that date.

Administration. The Stock Plan must be administered by a committee of two or more independent Directors appointed by the Board, which is currently the Compensation Committee (the "Committee"). The Committee has full authority to interpret the Stock Plan and to establish rules for its administration. To the fullest extent permitted by law, the Committee may delegate to one or more officers of the Company the authority to designate the individuals, other than Section 16 officers or Directors of the Company, who are eligible to receive awards pursuant to the terms of the Plan, who will receive awards under the Plan and the size of each such grant.

Eligibility for Awards. Awards can be made to any employee, outside Director or consultant selected to receive an award under the Stock Plan. Only employees, however, are eligible to receive incentive stock options. As of March 6, 2023, approximately 879 employees and our seven non-employee Directors were eligible to receive awards under the Stock Plan.

Determination of Amount and Form of Award. The amount and form of individual awards is determined by the Committee or its delegate, subject to the limitations of the Stock Plan.

Shares Subject to the Plan; Other Limitations on Awards. Subject to certain adjustments, the maximum number of shares of our Common Stock that may be issued pursuant to new awards under the Stock Plan, as proposed to be amended, is 450,000 plus the 800,318 shares of our Common Stock that remained available for grant under the Prior Plans as of May 5, 2021. The closing price of a share of our Common Stock as reported on the Nasdaq stock market on March 6, 2023 was $86.06.

Shares subject to an award under the Stock Plan or under one of the Prior Plans that is canceled, forfeited, settled in cash or expired without having been exercised or paid will again be available (or will be made available) for future awards under the Stock Plan. On the other hand, shares of our Common Stock that are (i) tendered in payment of options, (ii) withheld from any award to satisfy a participant's tax withholding obligations, or (iii) subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise, in each case, will not be available for future awards under the Stock Plan. In addition, Common Shares repurchased by the Company using the proceeds from an option exercise will not be made available for issuance or delivery under the Stock Plan. Shares of Common Stock issued pursuant to the Stock Plan may be authorized but unissued shares or treasury shares, or shares reacquired by the Company in any manner.

In addition, the Stock Plan limits compensation paid to each outside Director in respect of his or her service as an outside Director, including cash fees and incentive equity awards (based on their grant date fair value for financial reporting purposes), to a maximum of $300,000 per fiscal year. Compensation will be counted toward this limit in the year in which it is earned and not when paid or settled in the event that payment is deferred.

Minimum Vesting Provision. Awards are subject to a minimum vesting period of one year or, for awards made to outside Directors, on the earlier of one year or the date of the next regular annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. However, awards for which vesting is accelerated in the event of a participant’s death or disability or upon the occurrence of a change in control will not be subject to this one-year minimum vesting requirement. Additionally, the Committee may grant awards covering 5% or less of the total number of shares authorized for issuance under the Stock Plan without regard to the minimum vesting requirement.

Stock Options. The Committee may grant non-qualified options and options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee generally determines the terms and conditions of all options granted, subject to the terms of the Stock Plan. Options vest in accordance with a vesting schedule determined by the Committee, and the Committee may impose additional conditions, restrictions or terms on the vesting of any option, including the full or partial attainment of performance goals. The term of an incentive stock option cannot exceed ten years from the date of grant. The option price of an incentive stock option must be not less than 100% of the fair market value of a share of our Common Stock on the date of grant.

The option price may be paid in cash, with shares of our Common Stock, through a broker-assisted "cashless" exercise procedure or with such other acceptable form of valid consideration and method of payment as may be determined by the Committee.

Restricted Stock Awards. The Committee may also issue or transfer shares of our Common Stock to a participant as a restricted stock award under the Stock Plan. Restricted stock awards are subject to certain conditions and restrictions during a specific period of time, such as the participant remaining in the employment of the Company or a subsidiary and/or the attainment of certain pre-established performance goals. The shares cannot be transferred by the participant prior to the lapse of the restriction period and/or the attainment of the performance goals. The participant is entitled to vote restricted stock awards during the restriction period. Unless otherwise provided in the award agreement, restricted stock awards will receive also dividends; provided, that any such dividends will be accumulated and paid at the time (and only to the extent) that the underlying restricted stock awards vest.

Restricted Stock Units. A restricted stock unit is a right to receive shares of Common Stock (or their cash equivalent) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit shares of Common Stock (or their cash equivalent). In the Committee’s discretion, holders of restricted stock units may be entitled to receive dividend equivalents; provided, that any such dividend equivalents will be accumulated and paid at the time (and only to the extent) that the underlying restricted stock units vest. A participant holding restricted stock units will have no rights as a stockholder with respect to the shares subject to the restricted stock units until all restrictions have been lifted and the shares have been issued to the participant.

Stock Appreciation Rights. A stock appreciation right entitles the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock on the exercise date and the exercise price of the stock appreciation right (which may not be less than 100% of the fair market value of a share of our Common Stock on the grant date), multiplied by the number of shares of Common Stock subject to the stock appreciation right (as determined by the Committee). Like other awards under the Stock Plan, stock appreciation rights will be subject to vesting and forfeiture provisions as determined by the Committee.

Other Stock-Based Awards. Under the Stock Plan, we may grant or sell to any participant unrestricted Common Stock, dividend equivalent rights and/or other awards denominated in or valued by reference to our

Common Stock. A dividend equivalent is a right to receive payments, based on dividends declared or paid with respect to shares of our Common Stock.

Other Cash-Based Awards. We may grant cash awards under the Stock Plan, including cash awards as a bonus or based upon the attainment of certain performance goals.

Performance Based Awards. Under the Stock Plan, the Committee may grant any award type subject to vesting based on the achievement of performance goals or the vesting of which is accelerated based on the achievement of performance goals. Such performance-goals will be established in the Committee’s sole discretion.

No Repricing of Options or Stock Appreciation Rights. The exercise price of stock options or stock appreciation rights may not be reduced without stockholder approval. This means that the Committee may not take any of the following actions without stockholder approval:

•Amend a stock option or stock appreciation right to reduce its option price;
•Cancel a stock option or stock appreciation right in exchange for a new option with a lower exercise price;
•Cancel a stock option or stock appreciation right in exchange for a different type of award that has a value that is greater than the excess of the fair market value of the applicable shares on the date of such payment over the exercise price;
•Authorize, in lieu of the exercise or in exchange for the cancellation of a stock option or stock appreciation right, the payment of cash in an amount that is greater than the excess of the fair market value of the shares of Common Stock on the date of such payment over the exercise price; or
•Take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing a stock option or stock appreciation right without stockholder approval.

Changes in Capitalization. In the event of a subdivision of our outstanding shares of Common Stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the Stock Plan, then the Committee may make appropriate adjustments in the maximum aggregate number and kind of shares issuable under the Stock Plan and the number and kind of shares and the exercise price per share subject to outstanding awards.

Change in Control. An award agreement may provide that an award will become fully vested and exercisable in the event of a change in control.
Amendment. The Board can amend, suspend or terminate the Stock Plan. An amendment of the Stock Plan will be subject to our stockholders' approval only to the extent required by law or the requirements of the Nasdaq stock market.
Incorporation by Reference. The foregoing is only a summary of our Stock Plan, as proposed to be amended, and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Certain U.S. Federal Income Tax Aspects

    The following paragraphs are a summary of the Company's understanding of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Stock Plan. Tax consequences for any particular individual may be different. This summary describes the U.S. federal income tax rules in effect on the date hereof and does not purport to be complete. It does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside. Participants are encouraged to consult their own tax advisors regarding participation in the Stock Plan.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxable income is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option if the sale price exceeds the exercise price.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option, which also may be referred to as a nonqualified stock option, is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant will not have taxable income upon grant unless he or she elects to be taxed at that time by filing an 83(b) election pursuant to Section 83(b) of the Code. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares.

Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize ordinary income upon receipt or vesting of the stock appreciation right. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value of any shares received. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock Units. A participant who is granted a restricted stock unit will not recognize ordinary income upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares (or value of the cash paid) at the time of settlement.

Other Stock-Based and Other Cash-Based Awards. In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant generally will not be taxed upon the grant of such an award, but, rather, will generally recognize ordinary income when such an award vests or otherwise is free of restrictions.
Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option or a stock appreciation right or the settlement of a restricted stock unit). Section 162(m) of the Code may limit the deductibility of compensation paid to certain of our Executive Officers.
Existing Plan Benefits

No awards made under the Stock Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this Proposal 3. The following table sets forth information with respect to stock options and stock awards that have been granted to our Named Executive Officers and the specified groups set forth below under the Stock Plan from the effective date of the plan through March 6, 2023. The amounts reflected below assume the achievement of the maximum level of performance under all performance-based stock options and stock awards.

Name and Principal Position	Stock Options	Stock Awards (Restricted Stock Awards and Restricted Stock Units)
Kevin S. Wilson Chief Executive Officer and President	34,800	180,000
Catherine I. Grassman Executive Vice President, Chief Financial Officer	—	27,994
Steven M. Eyl Executive Vice President, Chief Commercial Officer and President, Scil Animal Care Company	—	5,507
Eleanor Baker Executive Vice President, Managing Director of scil animal care company	—	11,907
Christopher Sveen Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, President, Diamond Animal Health	—	10,307
All Executive Officers as a group (7 persons)	34,800	302,178
All non-Executive Directors as a group (7 persons)	—	12,383
All employees (other than Executive Officers and non-Executive Directors as a group)	19,500	86,382

Future awards to our officers and other employees under the Stock Plan, as amended, will be made in accordance with future decisions of the Committee. As a result, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. Although not necessarily indicative of future grants that may be made under the Stock Plan, please see the "Long-Term Equity Compensation" section below with respect to awards under the Stock Plan to our Named Executive Officers in 2022.

Equity Compensation Plan Information
The following table sets forth information about our common stock that may be issued upon exercise of options and settlement of rights under all of our equity compensation plans as of December 31, 2022, including the Stock Plan and the 2020 Employee Stock Purchase Plan, as amended and restated (the "ESPP").

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	584,838	$74.88	310,540 (1)
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	584,838	$74.88	310,540 (1)
(1)Includes 178,516 shares available for issuance under the ESPP and 132,024 shares available for issuance under the Stock Plan.
Vote Required; Recommendation of our Board of Directors
Nasdaq rules require stockholder approval by a majority of votes cast to approve the proposed amendment to the Stock Plan. Our bylaws require approval by a Voting Majority. Abstentions and broker non-votes will not affect the outcome of the vote for this proposal.

Our Board recommends a vote FOR the approval of the proposed amendment to the Stock Plan.

PROPOSAL NO. 4
APPROVAL OF EXECUTIVE COMPENSATION IN A
NON-BINDING ADVISORY VOTE

Section 14A of the Exchange Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as reported in this proxy statement. We are asking for your advisory vote on the following non-binding resolution (the "say-on-pay" resolution):
RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in the subsection of this proxy statement titled "Executive Compensation", including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.
The Company conducts annual “say-on-pay” resolutions until the next advisory stockholder vote on this matter is required under Section 14A of the Exchange Act, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interest of the Company’s stockholders. It is anticipated that the next advisory vote to approve Named Executive Officer compensation will be conducted at our 2024 Annual Meeting of Stockholders.
Compensation Philosophy
As described in greater detail under the heading "Executive Compensation", we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. The ultimate objective of our executive compensation program is to recruit, retain and reward executives who will enhance the value and profitability of the Company and increase stockholder value. The Compensation Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Shareholder Engagement
In response to the low level of support expressed by shareholders on last year’s say-on-pay vote, we undertook extensive shareholder outreach efforts to gain a better understanding of our shareholders' concerns regarding our executive compensation program. For additional information about the concerns expressed and the actions we have taken in response, please refer to “Compensation Discussion & Analysis—2022 Pay Decisions in Response to Shareholder Say-on-Pay Vote” below.
Vote Required; Recommendation of our Board of Directors
If a Voting Majority is FOR this proposal, we will consider the non-binding, advisory approval of the compensation paid to our Named Executive Officers to have passed. If such a Voting Majority is not obtained, our Compensation Committee may consider changes to some of our executive compensation policies, although our Compensation Committee maintains its full discretion in this area as this is an advisory vote only.

Our Board recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation paid to our Named Executive Officers in fiscal year 2022 as reported in this proxy statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation awarded to, earned by, or paid to our 2022 Named Executive Officers:

•Kevin S. Wilson, Chief Executive Officer and President;
•Catherine I. Grassman, Executive Vice President, Chief Financial Officer;
•Steven M. Eyl, Executive Vice President, Chief Commercial Officer and President, Scil Animal Care Company;
•Eleanor F. Baker, Executive Vice President, Managing Director of Scil Animal Care Company; and
•Christopher D. Sveen, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Heska Corporation and President, Diamond Animal Health.

Executive Summary

2022 Business and Financial Highlights

In evaluating our overall executive compensation program and decisions, including payouts under the 2022 programs and plan designs for our 2023 programs, the Compensation Committee considered a number of factors, including the strategic and financial performance and position of our company in 2022. In 2022, we achieved record consolidated revenue, increasing margin expansion and solid North America Point-on-Care (“POC”) Lab Consumable growth, despite certain economic and industry uncertainties.

Some specific highlights and key accomplishments considered by the Committee in its decision-making process during 2022 included the following:

•Full year consolidated revenue increased 1.4% on a reported basis and 5.4% on a constant currency basis (see “Use of Non-GAAP Financial Measures” in the 2022 Form 10-K) to $257.3 million;
•Consolidated gross margin increased 150 bps year over year to 43.2%;
•Total Active Subscriptions increased 18%, Months Under Subscription increased 15%, and Minimum Contract Subscription Value (“CSV”) increased 17%, in each case over prior year levels; and
•Over 270 Element AIM® analyzers were installed in 2022, with over 370 total units now operating since their general commercial launch in the fourth quarter of 2021.

2022 Pay Decisions in Response to Shareholder Say-on-Pay Vote

The Compensation Committee considers the outcome of our historical Say-on-Pay votes when reviewing the objectives of our program and making future compensation decisions for the Executive Officers. The 2022 Say-on-Pay vote result was significantly lower than expected, and in response to the vote, members of management and the Chairman of the Board, with the support of the Compensation Committee, reached out to stockholders owning nearly 80% of the common stock represented at the 2022 meeting to ask for their opinions about our executive compensation program. In response to our outreach, we held calls with stockholders owning approximately 60% of our common stock represented at the 2022 meeting. Many of these discussions were with our largest stockholders, some of whom voted in favor of our 2022 Say-on-Pay proposal and some voted against. This outreach began before the 2022 Annual Meeting of Stockholders and continued throughout the remainder of 2022. We engaged with stockholders on conference and video calls that allowed stockholders to share their opinions of our executive compensation program as well as to ask questions of the members of management and the Board on the calls. Stockholders were offered access to key members of management and the Chairman of the Board.

On these calls, stockholders engaged in constructive and thought-provoking conversation. The results of these calls were reported to the Compensation Committee and the other members of the Board for consideration. During the outreach process, most stockholders were generally in favor of our executive compensation program and supported the core philosophies of the program. A summary of the feedback we received, and the actions we have taken in response, are summarized below:

What we heard:	Actions taken and adjustments made:
•Size of multi-year equity award for CEO in 2021	•The Company will grant equity awards to Executive Officers on an annual basis in lieu of larger awards every few years. •The CEO will not be eligible to receive additional equity awards until 2025.
•Equity Compensation complexity that creates confusion around whether metrics are repeatable and easily achieved
•The CEO’s 2021 equity award is designed to pay out upon achievement of extremely aggressive one-year goals, as evidenced by the revenue threshold which requires achievement of a 34% increase over 2020 revenue and the revenue maximum which requires achievement of a 153% increase over 2020 revenue.

•Once a metric is achieved, that metric cannot be achieved again in subsequent years.

•The Company intends to grant future performance-based restricted shares that are tied to three-year performance goals.

•Shareholders would like a continued dialogue throughout the year
•The Chairman of the Board and members of management have continued to meet with shareholders on a regular basis through individual phone calls, meetings and investor conference participation.

•Met with approximately 60% of shareholders representing nearly 80% of common stock since our 2022 Annual Meeting.

Executive Compensation Objectives and Philosophy

The Compensation Committee administers our executive compensation program for the Company’s Executive Officers. The ultimate objective of our executive compensation program is to attract, retain and motivate executives who will enhance the value and profitability of Heska and increase stockholder value. The Compensation Committee strives to provide competitive compensation opportunities by linking Executive Officer pay to both short-term and long-term variable compensation arrangements that align with Company financial and strategic performance objectives. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain highly-qualified executives and create value for stockholders over time.

Components of Heska's Executive Compensation Program and How the Program is Designed to Align with Shareholders

The Compensation Committee develops our executive compensation program to align our Executive Officers’ target compensation opportunities with the business’ overall financial strength and performance while also recognizing individual contributions, leadership, and strategic achievements.

Our compensation program is designed to align executive rewards with short- and long-term financial, strategic, and individual accomplishment through both fixed and variable compensation elements as summarized below.

Component of Compensation	Description	Purpose
Base Salary
•Set on an annual basis (or in connection with new hires or promotion)

•Heska has historically targeted slightly below median of its competitive market when comparing base salary competitiveness relative to market

•Serve as the only fixed pay component and typically carries the lowest weighting within the mix of executive pay

•Designed to reflect competitive market values, as well as each NEO’s specific skills, responsibilities, experience, and job performance

Short-Term Performance-Based Incentive Compensation
•Heska’s Management Incentive Plan (MIP) is an annual variable pay plan that is reviewed and approved by the Compensation Committee

•The MIP includes three equally weighted components—two financial measures (Revenue and Adjusted EBITDA Margin) and one strategic and individual performance measure

•Designed to motivate achievement of predetermined annual financial, strategic, research or other individual objectives

•Aligns executive decision-making with annual financial and strategic goals that deliver year-over-year financial results while mitigating unnecessary risk taking when evaluating strategic decisions and initiatives

Long-Term Equity Incentive (LTI) Compensation
•Generally granted in a combination of time-based and performance-based awards, although in 2022 the Compensation Committee determined that all LTI awards would be performance-based

•Generally make-up the largest weighting of an NEO’s pay mix

•As previously discussed, the CEO’s 2021 LTI award was provided with the understanding that the CEO would not receive any additional equity until 2025 and, as such, he did not receive an equity award in 2022

•All LTI awards support retention efforts and align NEO interests with those of our stockholders by encouraging stock price appreciation

•Performance-based LTI awards link realization or vesting to specific long-term financial, stock price or project-based goals

Other Benefits or Compensation Arrangements
•Align with the benefits provided to our broad-based employees such as participation in Heska’s 401(k) program (subject to IRS limits) and health and welfare programs

•Our NEOs are also encouraged to participate in the Heska sponsored Executive Health Program that encourages an annual preventative health screening evaluation

•Providing the typical benefits to our NEOs is key to our culture and focus on employee well-being and support

•Other than broad-based programs and Executive Health Program, our NEO’s do not receive any other special perquisites or benefits

Compensation Best Practices

Our executive compensation program incorporates many strong governance practices as shown below:

What we do:	We do not:
•Tie executive compensation to performance through annual incentives with pre-established goals having multiple financial measures	•Provide executives with “excise tax gross ups”
•The Compensation Committee retains an independent compensation consultant that provides no other services to the Company	•Allow repricing of stock options without shareholder approval
•Conduct risk reviews of our compensation programs and practices periodically to ensure our plans do not create risk that are likely to have a material adverse impact	•Allow Executive Officers or Directors to engage in hedging transactions, and pledging of Company stock is restricted
•Maintain a clawback policy for all incentive compensation	•Provide excessive perquisites
•Maintain rigorous stock ownership guidelines

In utilizing the elements of compensation and governance best practices described above, the Compensation Committee believes they have created an executive reward program that balances both fixed and variable sources of compensation while also linking Executive Officer rewards to both short- and long-term performance objectives that are aligned with shareholder.

Determining Executive Compensation

In establishing the compensation of our NEO’s, the Compensation Committee reviews the nature and scope of each Officer's responsibilities as well as his or her effectiveness in his or her role and in supporting the Company's long-term goals. Heska's Board of Directors (the “Board”) formally evaluates the Chief Executive Officer (the “CEO”). With regard to our other NEOs, our CEO communicates his view of their performance to the Compensation Committee and makes recommendations regarding salary, short-term incentive-based performance compensation and long-term compensation grants for the Compensation Committee's consideration.

Compensation Consultant

The Compensation Committee engaged Korn Ferry, an independent outside compensation consultant in 2022 on a limited basis regarding executive compensation matters. The Compensation Committee viewed Korn Ferry as an advisor only, and the Compensation Committee retained the discretion to implement or not implement Korn Ferry’s suggestions. Other than services related to Director compensation and executive compensation, Korn Ferry did not provide any other services to the Company.

Effective November 2022, the Compensation Committee engaged Willis Towers Watson (“WTW”) as its new independent compensation consultant. During 2022, WTW’s assistance was limited in its breadth, but WTW did review Heska’s executive compensation program, and offered recommendations and adjustments for consideration with full implementation in 2023. WTW did not provide any other services to the Company during 2023.

Compensation Peer Group Used to Inform Executive Pay Decisions

The Compensation Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. The Compensation Committee reaffirmed the continued use of the existing peer group and did not make any changes to the peer group for purposes of its 2022 compensation decisions. Heska’s peer group for 2022 pay decisions included the following companies:

•Alphatec Holdings
•Axogen, Inc.
•AtriCure, Inc.
•Cardiovascular Systems
•CryoLife, Inc.
•Glaukos Corp.
•GenMark Diagnostics, Inc.
•LeMaitre Vascular
•Meridian Bioscience
•Natus Medical
•OraSure Technologies
•Orthofix Medical
•PetIQ
•Trupanion

With the assistance of WTW, the Compensation Committee undertook a review of the peer group for the compensation decisions in 2023. Two companies from the 2022 peer group have been acquired (Natus Medical and GenMark Diagnostics) and were removed from the group. To ensure a reasonable sample size, the following four companies were added to the group: Phibro Animal Health Corp, Cutera, Inc., Mesa Laboratories, Inc., and Zynex Inc. Relative to the resulting 2023 peer group of 16 companies, as of December 2022, Heska’s trailing four quarter revenue was positioned at the 35th percentile and market capitalization was positioned at the 53rd percentile.

Base Salary

The Compensation Committee reviews each NEO’s base salary at least annually and otherwise on an as-needed basis. When reviewing base salaries, the Compensation Committee considers compensation data from companies in the Peer Group. Consideration is also given to prior performance, relevant experience, level of responsibility, and skills and abilities of each NEO and internal pay equity.

As previously disclosed, on February 17, 2022, the Compensation Committee reviewed the NEO’s base salaries relative to peer group compensation data and determined to increase NEO base salaries (other than Mr. Wilson’s which was set at $1,000,000 in 2021 per his employment agreement) to better align with the Company’s perspectives on fixed compensation.

Named Executive Officer	Annual Base Salary (as of 12/31/2021)	Annual Base Salary (as of 12/31/2022)
Kevin Wilson	$1,000,000	$1,000,000
Catherine I. Grassman	$325,000	$400,000
Steven M. Eyl	$350,000	$375,000
Eleanor F. Baker	$300,000	$365,000
Christopher D. Sveen	$300,000	$365,000

Management Incentive Plan

Key Highlights
–CEO declined to receive any 2022 short term incentive bonus
–No payout earned for below threshold performance under Revenue financial metric
–Average NEO awarded 60% of Target Payout

The Management Incentive Plan (“MIP”) for 2022 is designed (i) to motivate executives to attain superior annual performance in key areas we believe create value to Heska and its stockholders and (ii) to provide incentive compensation opportunities competitive with Heska’s peers.

MIP goals are reviewed and approved each year by the Compensation Committee with input from management. A significant portion of our NEOs’ cash incentive is tied to Company performance metrics that reflect the Company’s focus on revenue, margin, profitability, and growth. In 2022, the Compensation Committee made a slight adjustment to the relative weightings of the performance metrics under the MIP such that two-thirds would be based on financial measures and one-third would be based on achievement of individual and strategic goals. Goals were selected to provide incentive to achieve objectives focused on continued profitability, key strategic initiative achievements by management and continued top line growth.

The Compensation Committee establishes a target bonus for each NEO expressed as a percentage of the executive’s base salary, with consideration to factors such as: the contribution and responsibility of the NEO, market practices, internal equity and the recommendation of the CEO (for all officers excluding himself). For 2022, the target bonuses, as a percentage of base salary, for our NEOs remained the same as in 2021, except that the CEO's target bonus was reduced to 50% of base salary. The 2022 MIP cash incentive opportunities as a percentage of salary for each of the NEOs and 2022 results are shown below.

Named Executive Officer	2022 Target Bonus (as a % of Salary)
Kevin S. Wilson	50%
Catherine I. Grassman	50%
Steven M. Eyl	50%
Eleanor F. Baker	50%
Christopher D. Sveen	50%

The total annual MIP award actually paid to each NEO is determined based on the extent to which specified weighted objective goals are achieved with potential payouts ranging from 50% (threshold) to 200% (maximum) of the target bonus for the CEO, and 10% (threshold) to 150% (maximum) of the target bonus for the other NEOs. For purposes of the 2022 performance year, the Compensation Committee selected topline Revenue and Adjusted EBITDA Margin (weighted 50% / 50%) as the financial performance metrics under the MIP. The individual and strategic objectives were intended to reflect strategic priorities and drive certain accomplishments in 2022.

2022 Financial Measure Achievements (66.6% of the total MIP bonus opportunity)

Based on 2022 actual financial results for Revenue and Adjusted EBITDA Margin, which constitute 66.6% of the overall bonus opportunity, the financial portion of the MIP was achieved at 80% of target for the CEO and 65% of target on average for other NEOs. The table below sets forth the weighting of each of the performance metrics, the threshold, target and maximum performance level for each financial metric, Heska’s actual performance for each financial metric, and the unweighted payout percentage achieved with respect to each financial metric.

Performance Metric	Weighting	Threshold	Target	Maximum	Actual	% of Target Achievement	Payout % of Target
Revenue (1)	33.4%	$280M	$290M	$300M	$264.56M	91.2%	0%
Adjusted EBITDA Margin (2)	33.3%	9.0%	10.0%	11.0%	10.6%	106%	CEO: 160% NEO: 130%
Individual Performance	33.3%		For the CEO, individual performance determined by the Compensation Committee. For other NEO’s, determined by the CEO in consultation with the Compensation Committee, regarding individual performance and contribution to company-wide operational and strategic objectives.
(1)Revenue under the MIP is our total revenue determined in accordance with GAAP.
(2)For purposes of the MIP, Adjusted EBITDA excludes interest, taxes, depreciation and amortization, stock-based compensation, acquisition and other one-time costs, such as M&A transaction expenses. Adjusted EBITDA Margin is calculated as the ratio of Adjusted EBITDA to Revenue. See “Non-GAAP Financial Measures” in the Company’s Annual Report on Form 10-K for a description of the calculation of Adjusted EBITDA Margin.

Following review of the Company’s financial and operational performance for 2022, the Compensation Committee reviewed the NEOs' individual performance, their direct contributions to revenues, better than expected Adjusted EBITDA results, and the successful acquisition and integration of strategic acquisitions (as described on our 2022 Form 10-K). In determining each NEO’s specific MIP bonus payouts, the Compensation Committee considered that the Company’s performance fell short of the threshold performance level for Revenue but exceeded target on Adjusted EBITDA Margin, as well as each individual NEO’s individual performance and contribution to company-wide objectives. Though Mr. Wilson earned an above-target bonus as a result of the Company’s performance described above and his individual contributions, he waived his right to the bonus, and the Compensation Committee, in its discretion, redistributed the amount to reward non-executive employees within the MIP in recognition of their 2022 performance and contributions to the Company’s success.

Final MIP bonus payouts to each NEO were below target in light of our Revenue performance, but were adjusted for each NEO in recognition of their individual performance and contributions to the Company over the past year, and were approved as follows:

Named Executive Officer	2022 MIP Bonus	Percent of Target Bonus
Kevin S. Wilson	$0	0%
Catherine I. Grassman	$150,000	75%
Steven M. Eyl	$105,000	56%
Eleanor Baker	$115,000	63%
Christopher D. Sveen	$105,000	58%

Long-Term Equity Compensation

The Board and Compensation Committee are responsible for determining the size and terms of long-term equity compensation granted to Executive Officers, taking into account such factors as individual and Company performance and practices of companies in the peer group. Historically, the Board and the Compensation Committee have made less frequent, but larger grants of long-term compensation awards to the Executive Officers. Commencing in 2022, the Compensation Committee approved a shift to annual long-term equity awards. For 2022, those awards were in the form of performance-based restricted stock awards that vest based on achievement of revenue and gross margin targets.

2022 LTI Awards

In determining LTI grant values for the 2022 equity-based awards, the Compensation Committee reviewed market data based on peer group benchmarking in order to determine grant levels that would be competitive with the market. The Committee also took into consideration other factors, including each NEO’s performance, the Committee’s expectations of each NEO’s future contributions to the Company, internal equity, shares available to be granted, potential shareholder dilution and the expense associated with the awards. After considering these factors, the Committee approved the following target value of the LTI awards in February 2022 assuming 100% achievement of all performance-based vesting requirements:

Named Executive Officer	Target Value of 2022 LTI Award (assuming 100% performance)
Kevin S. Wilson	$0
Catherine I. Grassman	$800,000
Steven M. Eyl	$700,000
Eleanor Baker	$700,000
Christopher D. Sveen	$700,000

The 2022 LTI award consisted solely of performance-based restricted stock awards, which support Heska’s long-term pay-for-performance philosophy and align the interests of NEOs with those of our stockholders. The 2022 performance-based restricted stock awards are eligible to become earned based on Heska’s Revenue and Gross Margin performance, weighted equally. The Compensation Committee selected these measures because they are viewed as the primary drivers of enhanced stockholder value and are the most appropriate measures of performance given our continued growth trajectory. As described in the table below, each performance metric has two threshold levels that may be achieved, and achievement of each threshold level will result in vesting of 25% of the award.

Performance Metrics	Thresholds	Percentage of Restricted Shares That Vest Upon Achievement
Revenue	$300,000,000 (1st Threshold)	25%
	$350,000,000 (2nd Threshold)	25%
Gross Margin	44.5% (1st Threshold)	25%
	45.5% (2nd Threshold)	25%

2023 Special Performance-Based Awards

In January 2023, after a review of NEO target compensation competitiveness and outstanding equity holdings, and in light of the dynamic and changing talent market, the Committee approved targeted performance-based equity awards to four Executive Officers (excluding the CEO) that are critical to business operations (both in the US and Internationally) and future growth initiatives. These awards generally vest if specific Committee approved Gross Margin and Adjusted EBITDA objectives, each weighted 50%, are achieved based on performance prior to December 31, 2026.

Other Benefits, Compensation or Arrangements

Our NEOs receive matching contributions under our 401(k) plan on the same basis as other employees who participate. The NEOs also participate in our group health and welfare benefits which are open to all full-time employees, including life insurance and short term disability programs for which the Company pays the premiums. In addition, the NEOs also participate in a supplemental long-term disability benefit program, which provides additional coverage to Director-level (and above) employees of the Company, including the NEOs, as well as an Executive Health Program that provides health screening and assessment focused on promoting the well-being of the Executive Team.

Clawback Policies

Heska is committed to conducting business with integrity in accordance with high ethical standards and in compliance with all applicable laws, rules and regulations. This includes the Company’s commitment to comply with all laws, rules and regulations applicable to the accuracy of the Company’s publicly reported financial information. As a result, the Board of Directors of the Company has adopted a Compensation Recoupment Policy, which provides that the Compensation Committee may, or in the case of a financial restatement that would have resulted in payment of a lesser amount will, seek the recoupment and/or forfeiture of certain incentive compensation in the event of a financial restatement, inaccurate performance calculation or egregious misconduct that has a substantial detrimental effect on the Company. The Stock Plan, equity grant agreements and certain employment agreements also include clawback provisions. Under the terms of these agreements, we will be entitled to recover any common shares acquired under vested or exercised equity awards or the economic value of previously sold common shares from such awards.

Employment Agreements

June 2021 Wilson Employment Agreement

On June 8, 2021, we entered into an amended and restated employment agreement with Mr. Wilson (the “Wilson Agreement”), which superseded and replaced Mr. Wilson’s existing employment agreement that was set to expire by its terms on December 31, 2021. The Wilson Agreement provides for an initial four-year term with automatic one-year renewals thereafter, subject to six months’ notice of non-renewal by either party. Under the Wilson Agreement, Mr. Wilson receives (i) a base salary of $1,000,000, (ii) a target bonus of at least 50% of base salary, (iii) participation in the Company’s benefit plans, including an automobile stipend of $700 per month and home office and communications stipend of $300 per month, and (iv) the performance-based stock option and restricted share grants described in our 2021 proxy statement. The Board also agreed to nominate Mr. Wilson for election to the Board at each stockholder meeting when Mr. Wilson is up for election during the term of the agreement, including at our 2022 Annual Meeting.

Subject to execution of a release of claims, Mr. Wilson is eligible to receive certain severance payments and benefits upon a termination of his employment by the Company without cause or by Mr. Wilson for good reason. If such termination is within three months prior to or 24 months following a change in control, then Mr. Wilson will be eligible for the following severance benefits: (i) lump sum cash payment equal to 2.99x the sum of his base salary and target bonus and (ii) COBRA continuation premiums (or, if no longer eligible for COBRA, a cash payment in lieu thereof) for up to 36 months for him and his dependents. If such termination is not in connection with a change in control, then Mr. Wilson will instead be eligible to receive: (a) cash payment equal to 2.0x the sum of his base salary and target bonus and (b) COBRA continuation premiums (or, if no longer eligible for COBRA, a cash payment in lieu thereof) for up to 24 months. Additionally, if Mr. Wilson’s employment with the Company is terminated as a result of his death or disability, he or his estate will be eligible to receive a pro-rated target bonus for the year of termination and COBRA continuation premiums (or, if no longer eligible for COBRA, a cash payment in lieu thereof) for up to 24 months. The Company’s severance obligations are further subject to Mr. Wilson’s continued compliance with non-competition and non-solicitation covenants which extend for two years following the date of termination if not in connection with a change in control or three years following the date of termination if such termination is in connection with a change in control.

Upon a change in control, any unvested performance-based stock options and performance-based restricted shares will vest based on the greater of target or actual performance through the date of the change in control (based on linear interpolation for performance between target and maximum performance levels). In the event actual performance measured as of the date of such Change in Control is less than the “maximum” level with respect to a particular performance metric, the Committee may determine, in its sole discretion, to provide for further acceleration. Additionally, if Mr. Wilson’s employment with the Company is terminated as a result of Mr. Wilson’s death or disability, by the Company without cause or by Mr. Wilson for good reason, any unvested restricted shares will vest based on actual performance through the date of such termination.

Employment Agreements with other Named Executive Officers

Each of our other Named Executive Officers are also party to employment agreements. The employment agreements generally provide for the executive’s annual base salary, MIP participation, and benefits eligibility. These employment agreements also provide for severance payments and benefits under certain termination scenarios, as described in more detail below under “Potential Payments Upon Termination or Change-in-Control”. The Compensation Committee has concluded that the payments and benefits set forth in these employment agreements are standard and consistent with the payments and benefits provided to executives at companies in our Peer Group. In addition, these employment agreements also contain standard noncompetition and non-solicitation covenants. The Named Executive Officer employment agreements are intended to provide the Named Executive Officers with protections appropriate for their positions and in line with those received by comparable executives at companies similar to Heska. Periodically, we review these agreements versus market benchmarks.

Executive Officer Stock Ownership Guidelines

We maintain Stock Ownership Guidelines for all of our Executive Officers. Under the guidelines, the Chief Executive Officer is to hold a number of shares of common stock at least equal in value to 5x the Chief Executive Officer's base salary. Under the guidelines, the other Executive Officers are to hold a number of shares of common stock at least equal in value to 1.5x their respective base salaries. Newly appointed or promoted Executive Officers have three years from their respective hire dates to achieve these ownership guidelines. Until an Executive Officer achieves the target guideline, he or she is expected to retain 50% of the net shares received upon exercise or vesting of awards under our equity incentive plans.

For purposes of Heska’s stock ownership guidelines, an Executive Officer’s stock ownership includes all shares of Heska’s common stock owned outright by the Executive Officer, shares owned jointly by Executive Officer and his or her spouse and any shares held in trust for the benefit of the Executive Officer and/or his or her family members. Shares of unvested restricted common stock count toward compliance but other unvested awards and shares underlying unexercised options do not.

Compensation and Risk

The Compensation Committee has assessed our employee compensation programs and does not believe our compensation policies for our Executive Officers, our sales force or our other employees are reasonably likely to have a material adverse effect on our Company. We generally pay our sales force commissions based on sales volume and other targets, which we believe is typical in our industry.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Sharon J. Maples, Chair
Mark F. Furlong
Scott W. Humphrey

March 21, 2023

Historical and Summary Compensation Tables

The following table sets forth compensation for services rendered to us during the applicable year by the Named Executive Officers. The following table represents compensation recognized for financial reporting purposes for each of the Named Executive Officers in a given year. The "Stock Awards" column lists the cost of restricted stock granted to each of the Named Executive Officers recognized for financial reporting purposes. The "Option Awards" column lists the cost of options granted to each of the Named Executive Officers recognized for financial reporting purposes. In general, restricted stock and stock options are valued at the time of grant with the corresponding cost amortized ratably over the corresponding vesting period. Because we have not historically granted equity awards on an annual basis, we believe that this table more accurately reflects how the Compensation Committee viewed total compensation for each Named Executive Officer when making determinations about individual compensation decisions in 2022. This Historical Compensation Table is not a substitute for the required disclosures included in the Summary Compensation Table set forth following this Historical Compensation Table.
Historical Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(5)	Total ($)
Kevin S. Wilson Chief Executive Officer and President	2022 2021 2020	961,539 825,758 600,000	— 1,000,000 500,000	3,852,368 4,286,272 2,047,485	1,525,960 1,029,425 267,391	26,629 13,308 11,239	6,366,496 7,154,762 3,426,115
Catherine I. Grassman Executive Vice President, Chief Financial Officer	2022 2021 2020	373,077 325,000 314,792	150,000 245,000 220,000	257,050 444,549 242,660	105,139 454,338 431,306	13,383 13,298 9,743	898,649 1,482,185 1,218,500
Steven M. Eyl Executive Vice President, Chief Commercial Officer and President, scil animal care company	2022 2021 2020	356,731 350,000 335,417	105,000 225,000 175,000	336,420 876,760 641,262	335,488 604,989 625,258	13,549 12,633 10,920	1,147,188 2,069,381 1,787,857
Eleanor F. Baker Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company	2022 2021 2020	340,962 300,000 273,750	115,000 225,000 195,000	251,398 245,541 198,630	236,041 562,141 347,646	11,811 10,647 49,778	955,212 1,343,329 1,064,804
Christopher D. Sveen Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Heska Corporation, President, Diamond Animal Health	2022 2021	340,962 300,000	105,000 225,000	251,398 245,541	136,053 516,636	11,930 11,407	845,343 1,298,584

The following table sets forth compensation for services rendered to us during the applicable year by the Named Executive Officers in accordance with the requirements under Item 402(c) of Regulation S-K. The following table contains the same information as above with the exception of the columns entitled "Stock Awards" and "Option Awards." "Stock Awards" in the following table represent the grant date fair value for all stock grants for a given individual in a given year rather than the cost of stock grants for such individual recognized in such year for financial reporting purposes. "Option Awards" in the following table represent the grant date option value for all stock options granted to a given individual in a given year rather than the cost of stock option grants for such individual recognized in such year for financial reporting purposes.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(4)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Kevin S. Wilson Chief Executive Officer and President	2022 2021 2020	961,539 825,758 600,000	— 1,000,000 500,000	— 14,880,000 599,932	— 2,631,402 —	26,629 13,308 11,239	988,167 19,350,468 1,711,172
Catherine I. Grassman Executive Vice President, Chief Financial Officer	2022 2021 2020	373,077 325,000 314,792	150,000 245,000 220,000	799,904 — —	— — 1,130,438	13,383 13,298 9,743	1,336,364 583,298 1,674,972
Steven M. Eyl Executive Vice President, Chief Commercial Officer and President, scil animal care company	2022 2021 2020	356,731 350,000 335,417	105,000 225,000 175,000	699,885 — 1,394,600	— — 1,256,114	13,549 12,633 10,920	1,175,165 587,633 3,172,051
Eleanor F. Baker Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company	2022 2021 2020	340,962 300,000 273,750	115,000 225,000 195,000	699,885 — —	— — 1,130,438	11,811 10,647 49,778	1,167,657 535,647 1,648,966
Christopher D. Sveen Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Heska Corporation, President, Diamond Animal Health	2022 2021	340,962 300,000	105,000 225,000	699,885 —	— —	11,930 11,407	1,157,776 536,407

(1)Salary includes amounts, if any, deferred pursuant to our 401(k) plan.
(2)Amounts earned pursuant to cash payouts under our MIP. Amounts indicated are for the year in which compensation was earned. For Ms. Grassman, Ms. Baker, and Mr. Sveen, in 2020 only, this amount also includes a discretionary bonus of $75,000, $75,000, and $50,000, respectively, paid in connection with the Company’s acquisition of scil animal care company.
(3)Represents cost recognized in each year for financial reporting purposes, based on estimates determined under valuation techniques meeting the requirements of Accounting Standards Codification (ASC) Topic 718.
(4)For 2022, represents the grant date fair value of stock awards and option awards calculated in accordance with ASC Topic 718, disregarding estimated forfeitures and, with respect to awards that vest subject to achievement of performance conditions, assumes 100% achievement of those performance conditions. A more detailed description of our grant date fair value calculations can be found in our 2022 Form 10-K in our Note 12 "Capital Stock" of the Notes to Consolidated Financial Statements.
(5)Includes life insurance premiums, short-term and long-term disability premiums and 401(k) matching contributions made by the Company.

Grants of Plan-Based Awards in Last Fiscal Year
The following table shows the equity awards granted in the fiscal year ended December 31, 2022 to the Named Executive Officers.
Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#) (1)	Maximum (#)
Kevin S. Wilson	—	—	—	—	—
Catherine I. Grassman	2/17/2022	—	6,294	—	799,904
Steven M. Eyl	2/17/2022	—	5,507	—	699,885
Eleanor F. Baker	2/17/2022	—	5,507	—	699,885
Christopher D. Sveen	2/17/2022	—	5,507	—	699,885

(1)Represent performance-based restricted stock awards that are subject to gross margin and revenue targets. See “Compensation Discussion and Analysis—Long-Term Equity Compensation—2022 LTI Awards” for more information regarding these awards.

Outstanding Equity Awards at Fiscal Year-End
The following table shows unexercised stock options and unvested stock awards held as of December 31, 2022 by the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (16)
Kevin S. Wilson	20,851	—	—	69.77	—	—	—	28,125 (4)	1,748,250
	—	—	34,800 (10)	198.40	6/8/2026	—	—	8,250 (6)	512,820
	—	—	—	—	—	—	—	180,000 (3)	11,188,800
Catherine I. Grassman	5,000	—	—	69.77	3/6/2028	—	—	962 (6)	59,798
	10,000	—	—	70.10	5/31/2029	—	—	3,280 (4)	203,885
	10,000	—	—	60.94	4/15/2030	—	—	906 (11)	56,317
	11,250	—	23,750 (8)	60.94	4/15/2030	—	—	1,329 (6)	82,611
	—	—	—	—	—	—	—	4,531(4)	281,647
	—	—	—	—	—	—	—	3,148 (5)	195,680
	—	—	—	—	—	—	—	3,146 (7)	195,555
Steven M. Eyl	9,063	—	—	72.85	12/28/2026	—	—	2,291 (6)	142,409
	4,959	—	—	39.76	12/28/2025	—	—	7,813 (4)	485,656
	1,146	—	—	18.13	12/30/2024	—	—	5,000 (12)	310,800
	20,000	—	—	69.77	3/6/2028	—	—	5,000 (13)	310,800
	30,000	—	—	60.94	4/15/2030	—	—	7,500 (14)	466,200
	20,000	—	—	60.94	4/15/2030	—	—	2,754 (5)	171,189
	—	—	—	—	—	—	—	2,753 (7)	171,126
Eleanor F. Baker	1,500	—	—	98.95	10/23/2028	—	—	750 (9)	46,620
	12,000	—	—	71.84	9/23/2029	—	—	3,750 (4)	233,100
	10,000	—	—	60.94	4/15/2030	—	—	1,100 (6)	68,376
	12,500	—	22,500 (15)	60.94	4/15/2030	—	—	2,754 (5)	171,189
	—	—	—	—	—	—	—	2,753 (7)	171,126
Christopher D. Sveen	12,000	—	—	71.84	9/23/2029	—	—	750 (9)	46,620
	10,000	—	—	60.94	4/15/2030	—	—	3,750 (4)	233,100
	10,000	—	25,000 (17)	60.94	4/15/2030	—	—	1,100 (6)	68,376
	—	—	—	—	—	—	—	2,754 (5)	171,189
	—	—	—	—	—	—	—	2,753 (7)	171,126

(1)Unless otherwise noted, all unexercisable options reported in this column are to vest and become exercisable in equal monthly amounts until the final monthly vesting date, when all options will be vested and exercisable, which is to occur one day following the day six years prior to the listed option expiration date.
(2)Options are subject to earlier termination in certain events related to termination of service.
(3)To vest upon achievement of revenue, gross margin and adjusted EBITDA measures, with 60,000 becoming earned if “target” levels of each performance metric are achieved and an aggregate of 180,000 becoming earned only if “maximum” levels of each performance metric are achieved.
(4)To vest in three equal tranches upon the Company achieving fiscal year Operating Income results of $25 million, $30 million and $35 million and which may vest no sooner than the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(5)To vest in two equal tranches upon the Company achieving fiscal year Revenue results of $300 million and $350 million and which is to vest no sooner than the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(6)To vest upon the Company achieving fiscal year Revenue results of $260 million and which is to vest no sooner than the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(7)To vest in two equal tranches upon the Company achieving fiscal year Gross Margin results of 44.5% and 45.5% and which is to vest no sooner than the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(8)10,000 to vest upon attainment of specified full-year gross margin targets, 7,500 of which vests on attainment of International Segment EBITDA targets, and 6,250 to vest upon attainment of consolidated EBITDA targets, in each case by Dec. 31, 2023 and subject to the Named Executive Officer’s continued employment.
(9)Represents shares for which the market-based performance condition have been met and are to vest on September 24, 2023.

(10)To vest on achievement of specified stock price targets, with 17,400 becoming earned if “target” levels of the performance metric are achieved and 34,800 becoming earned only if “maximum” levels of the performance metric are achieved.
(11)Represents shares for which the market-based performance condition have been met and are to vest on June 1, 2023.
(12)To vest in two equal tranches upon the Company achieving fiscal year Gross Margin results of 45% and 47%, which may vest on the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(13)To vest in two equal tranches upon the Company achieving fiscal year EBITDA results of $15.0MM USD and $20.0MM USD, which may vest on the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(14)To vest in three equal tranches upon the Company achieving fiscal year International Segment EBITDA results of $6.0MM USD, $7.0MM USD, and $8.0MM USD, which may vest on the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(15)10,000 to vest upon attainment of specified full-year gross margin targets and 12,500 of which vests on attainment of International Segment EBITDA targets, in each case by Dec. 31, 2023 and subject to the Named Executive Officer’s continued employment.
(16)Reflects the value of unvested restricted stock awards as of December 30, 2022 based on the closing market price per share of our stock on such date of $62.16.
(17)10,000 to vest upon attainment of specified full-year gross margin targets, and 15,000 of which vests on attainment of EBITDA targets, in each case by December 31, 2023 and subject to the Named Executive Officer’s continued employment.

Option Exercises and Stock Vested
The following table shows aggregate exercises of stock options and vesting of restricted shares in the fiscal year ended December 31, 2022 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($) (2)
Kevin S. Wilson	45,149	4,896,049	29,750	4,259,850
Catherine I. Grassman	—	—	9,021	1,251,434
Steven M. Eyl	—	—	12,325	1,771,014
Eleanor F. Baker	—	—	4,050	526,283
Christopher D. Sveen	—	—	4,050	526,283
(1)Option awards value realized is determined by multiplying (i) the amount by which the market value of our stock at the time of exercise exceeded the applicable exercise price by (ii) the number of shares of our stock for which the options were exercised.
(2)Stock awards value realized is determined by multiplying (i) the market value of our stock on the vesting date by (ii) the number of restricted shares that vested on that date.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments and benefits payable to each of the Named Executive Officers upon termination of employment or in connection with a change-in-control under each situation listed below, assuming, in each situation, that our Named Executive Officers were terminated on December 31, 2022 as determined under the terms of our plans and arrangements as in effect on December 31, 2022 and, for acceleration of stock options and restricted stock awards, based on the closing market price per share of our stock on December 30, 2022, the last trading day of fiscal 2022, of $62.16.

Payments Upon Termination (Without a Change-in-Control). Pursuant to their respective employment agreements, each of Mr. Wilson, Ms. Grassman, Mr. Eyl, Ms. Baker, and Mr. Sveen, in the event that he or she is involuntarily terminated, he or she is entitled to receive severance benefits that include a cash severance payment and the cost of health insurance premiums as set forth in the table below.

Payments Upon Change-in-Control. Pursuant to their respective employment agreements, each of Mr. Wilson, Ms. Grassman, Mr. Eyl, Ms. Baker, and Mr. Sveen, in the event he or she is terminated in connection with a change-in-control is entitled to receive enhanced severance benefits that include a cash severance payment and the cost of health insurance premiums as set forth in the table below. In addition, as provided in the underlying plan documents, all MIP participants, including Named Executive Officers, are entitled to a prorated target MIP payout upon a change-in-control, and stock options issued to an employee under our standard stock option agreements are to vest in full if the employee, including any such employee who is a Named Executive Officer, is terminated in connection with a change-in-control. All outstanding awards held by or Named Executive Officers as of December 31, 2022 vest upon a change-in-control, including Mr. Wilson's 2021 equity award (which vests at the greater of target or actual performance through such event). In the event actual performance measured as of the date of such change-in-control is less than the “maximum” level with respect to a particular performance metric, the Compensation Committee may determine, in its sole discretion, to provide for further acceleration.

Payments Upon Death or Disability. In the event of death or disability, Mr. Wilson, Ms. Grassman, Mr. Eyl, Ms. Baker, and Mr. Sveen are each entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below. Mr. Wilson, Ms. Grassman, Mr. Eyl, Ms. Baker, and Mr. Sveen are entitled to certain severance benefits in the case of death or disability under their respective employment contracts, including a cash severance payment and the cost of health insurance premiums as set forth in the table below. In addition, as provided in the plan documents, a MIP participant who dies, including a Named Executive Officer, is entitled to a prorated MIP payout to his or her designated beneficiary, and stock options issued to an employee under our standard stock option agreements are to vest in full.

Potential Payments Upon Termination or Change-in-Control (1)

Executive Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause ($)	Involuntary Termination Not for Cause Other Than in Connection With a Change-in-Control ($)	Involuntary Termination Not for Cause in Connection With a Change-in-Control ($) (5)	Death ($)	Disability ($)
Kevin S. Wilson Cash Severance Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (4)	— — — — — — —	3,000,000 500,000 53,988 — — — —	4,485,000 500,000 80,982 — — — 5,990,670	1,000,000 500,000 53,988 300,000 — — 5,990,670	1,000,000 500,000 53,988 — 20,000 — 5,990,670
Catherine I. Grassman Cash Severance Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (4)	— — — — — — —	200,000 200,000 13,497 — — — —	400,000 200,000 26,994 — — 28,975 1,075,492	200,000 200,000 13,497 300,000 — 28,975 1,075,492	200,000 200,000 13,497 — 20,000 28,975 1,075,492
Steven M. Eyl Cash Severance Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (4)	— — — — — — —	187,500 187,500 13,497 — — — —	375,000 187,500 26,994 — — — 2,058,180	187,500 187,500 13,497 300,000 — — 2,058,180	187,500 187,500 13,497 — 19,000 — 2,058,180
Eleanor F. Baker Cash Severance Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards(4)	— — — — — — —	182,500 182,500 6,720 — — — —	365,000 182,500 13,439 — — 27,450 690,411	182,500 182,500 6,720 300,000 — 27,450 690,411	182,500 182,500 6,720 — 18,750 27,450 690,411
Christopher D. Sveen Cash Severance Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (4)	— — — — — — —	182,500 182,500 4,454 — — — —	365,000 182,500 8,909 — — 30,500 690,411	182,500 182,500 4,454 300,000 — 30,500 690,411	182,500 182,500 4,454 — 18,750 30,500 690,411

(1)Based on 2022 salary and cost information.
(2)Except in the case of voluntary termination or termination of cause, includes an assumed MIP payout of 50% of the Named Executive Officer's full base salary. Such amounts reflect each officer’s 2022 target MIP bonus amount.
(3)Calculated based on December 30, 2022 closing price of $62.16 per share less the strike price of each accelerated stock option with a strike price less than $62.16. Stock options with a strike price greater than $62.16 do not have any value reflected herein. Stock options issued to any employee under our standard stock option agreement under the Heska Corporation Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, is terminated in connection with a change-in-control.
(4)Calculated based on December 30, 2022 closing price of $62.16.
(5)In the event of a Change-in-Control that does not result in the termination of a Named Executive Officer, the value of accelerated stock options and the value of accelerated stock awards upon such Change-in-Control would be equal to the value of accelerated stock options and the value of accelerated stock awards as if such Named Executive Officer had been terminated in connection with a Change-in-Control, as reflected in this column. No value is attributable to any stock option awards that were out-of-the-money as of December 30, 2022.

PAY RATIO DISCLOSURE

Under Item 402(u) of Regulation S-K, we are required to disclose certain information regarding the ratio of the annual total compensation of our Chief Executive Officer to that of our median compensated employee. The ratio of annual total compensation for the year ended December 31, 2022 for our median compensated employee to that of our Chief Executive Officer was 1:20.

We determined our median compensated employee by reviewing the total cash compensation for all of our employees as of December 31, 2022, excluding the 5 employees of our Malaysian subsidiary, the 8 employees of our Australian subsidiary, the 1 employee of our United Kingdom subsidiary, and the 9 employees of our Swiss subsidiary, who collectively represented less than 5% of our total 808 global employees as of such date, as well as our Chief Executive Officer. For cash compensation paid in currency other than the US Dollar, we translated cash compensation using the exchange rate in effect on December 31, 2022. We calculated total compensation in the manner described in the "Summary Compensation Table" above for the median employee and determined total compensation for the year ended December 31, 2022 for such individual to be $49,327. Using the same approach, total compensation for the year ended December 31, 2022 for our Chief Executive Officer is $988,167 as further described in our "Summary Compensation Table" above.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation—Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in 000s)	Revenue ($ in 000s)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2022	988,167	(14,049,199)	1,209,241	(4,442,635)	65	100	(19,889)	257,307
2021	19,350,468	16,912,116	572,141	2,822,844	190	152	(1,148)	253,739
2020	1,711,172	4,996,146	2,025,170	5,973,975	152	127	(14,399)	197,323

(1)Represents the amount reported for each of the corresponding years in the “Total” column in our Summary Compensation Table for Mr. Wilson, the Company’s CEO.
(2)Represents the amount of “compensation actually paid” to Mr. Wilson, as computed in accordance with Item 402(v) of Regulation S-K. This amount does not reflect the total compensation actually realized or received by Mr. Wilson. In accordance with Item 402(v) of Regulation S-K, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2022	2021	2020
Summary Compensation Table Total	988,167	19,350,468	1,711,172
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	―	(17,511,402)	(599,932)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	―	11,857,854	―
Plus, average fair value as of vesting date of equity awards granted and vested in the year	―	―	599,932
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(13,627,456)	2,526,896	3,259,223
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	(1,409,910)	688,300	25,751
Compensation Actually Paid to Mr. Wilson	(14,049,199)	16,912,116	4,996,146

(3)Represents the average of the amounts reported for the Company’s Named Executive Officers (NEOs) as a group (excluding Mr. Wilson) for each of the corresponding years in the “Total” column of the Summary Compensation Table. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2022, Ms. Grassman, Mr. Eyl, Ms. Baker and Mr. Sveen; (ii) for 2021, Ms. Grassman, Mr. Eyl, Mr. Sveen and Nancy Wisnewski Ph.D.; and (iii) for 2020, Ms. Grassman, Mr. Eyl, Dr. Wisnewski and Ms. Baker.
(4)Represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Wilson), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with Item 402(v) of Regulation S-K, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2022	2021	2020
Summary Compensation Table Total	1,209,241	572,141	2,025,170
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(724,890)	―	(1,510,502)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	354,545	―	4,297,187
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(3,277,931)	1,536,312	1,167,700

Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	(2,003,600)	714,391	(5,580)
Compensation Actually Paid to Non-PEO NEOs	(4,442,635)	2,822,844	5,973,975

(5)Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.
(6)The peer group used for this purpose is the following published industry index: NASDAQ Medical Devices Index.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Heska TSR and Peer Group TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid and Revenue

Financial Performance Measures

As described in greater detail under “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•Revenue
•Gross Margin
•Adjusted EBITDA Margin

AUDITOR FEES AND SERVICES
Grant Thornton was our independent registered public accounting firm during fiscal 2022. Grant Thornton has served as our independent registered public accounting firm since May, 2020. The following table sets forth the aggregate fees billed by Grant Thornton to the Company for audit services rendered in connection with the consolidated financial statements and reports in 2022 and 2021, respectively, and for other services rendered during 2022 and 2021 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services that have been billed to Heska and its subsidiaries.

	2022 ($)	2021 ($)
Audit Fees (1)	1,125,870 (3)	1,102,636 (3)
Audit Related Fees	—	—
Tax Fees (2)	—	9,009
All Other Fees	—	—
Total	1,125,870 (3)	1,111,645 (3)

(1)Audit fees represent fees for the audit of our annual financial statements included in our Annual Reports on Form 10-K, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings including review of proxy statements and consents for historical audit opinions.
(2)Tax Fees include tax compliance, tax advice, and tax planning.
(3)All non-USD currencies were translated into U.S. dollars using the applicable exchange rates as of December 31, 2022 and 2021, respectively.

Pre-Approval Policy. Our Audit Committee pre-approves auditing services and non-audit services not prohibited by law to be performed by our independent registered public accounting firm. Our Audit Committee also pre-approves associated fees, except for de minimis amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit.

The following "Report of our Audit Committee" and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF OUR AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with Heska Corporation's Board of Directors (the "Board"), whose primary roles are oversight, counseling and direction to Heska Corporation's management in the best long-term interests of Heska Corporation ("Heska" or the "Company") and its stockholders. The Audit Committee of the Board (the "Audit Committee") has been established for the purpose of overseeing the accounting, internal controls and financial reporting processes of the Company and audits of Heska's financial statements.

Each Audit Committee member meets the requirements of "independence" as set forth in Section 10A(m)(3) of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq listing standards. Our Board has also determined that each of Mr. Furlong, Mr. Humphrey, and Dr. Hasenmaier are qualified as an audit committee financial expert within the meaning of the rules and regulations promulgated by the SEC and each has accounting and related financial management expertise within the meaning of the Nasdaq listing standards.

The Audit Committee operates under a written charter, a copy of which is available on Heska's website at www.heska.com. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska's financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Heska's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee has hired an independent registered public accounting firm, who is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, direct, compensate, evaluate and, when appropriate, replace Heska's independent registered public accounting firm.

The Audit Committee members are not functioning as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is "independent" under applicable rules. The Audit Committee serves a board- level oversight role, in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Throughout the 2022 fiscal year, we met and held discussions with management and Grant Thornton. Management represented to us that Heska's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the audited consolidated financial statements with management and Grant Thornton. In Audit Committee meetings with Grant Thornton, we discussed matters as required to be discussed by applicable auditing standards of the Public Company Accounting Oversight Board or the Commission, as amended or supplemented, covering required communications with audit committees. Our review included a discussion with management of the quality, not merely the acceptability, of Heska's accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska's consolidated financial statements.

We received from Grant Thornton the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with Grant Thornton its independence. In reliance on the reviews and discussions noted above, and the report of the independent registered public accounting firm, we recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2022 and be filed with the Commission.

Submitted by the Audit Committee of Heska's Board of Directors:

Mark F. Furlong, Chair
Scott W. Humphrey
Joachim A. Hasenmaier
Stephen L. Davis

February 21, 2023

OWNERSHIP OF SECURITIES - COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 6, 2023 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each Director of the Company, by the persons named in the Summary Compensation Table (the "Named Executive Officers") elsewhere in this proxy statement, by all current Directors and Executive Officers of the Company as a group, and by each person who is known by us to be the beneficial owner of more than 5% of our Common Stock. We had 10,871,518 shares of Common Stock outstanding on March 6, 2023. The address for each individual shown in the table below is c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, CO 80538.
Beneficial Ownership Table

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
BlackRock, Inc. (2)	1,845,901	17.0%
55 East 52nd Street
New York, NY 10055

Nine Ten Capital Management LLC (3)	896,854	8.2%
1603 Orrington Ave Ste 1650
Evanston, IL 60201

The Vanguard Group (4)	733,420	6.7%
100 Vanguard Blvd.
Malvern, PA 19355

Named Executive Officers and Directors
Robert L. Antin (5)	2,189	*
Stephen L. Davis (5)	3,053	*
Mark F. Furlong (5)	4,726	*
Joachim A. Hasenmaier (5)	2,004	*
Scott W. Humphrey (5)	6,881	*
Sharon J. Maples (5)	11,072	*
David E. Sveen, Ph.D. (5)(6)	43,081	*
Kevin S. Wilson (5)(7)	714,804	6.6%
Catherine I. Grassman (5)	84,481	*
Steven M. Eyl (5)	141,126	1.3%
Eleanor F. Baker (5)	57,614	*
Christopher D. Sveen (5)	52,444	*
All Directors and Executive Officers as a Group	1,376,830	12.3%
(14 Persons) (5)(6)(7)
________________________________________________________
*    Amount represents less than 1% of our common stock.
(1)To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 6, 2023 without further action by Heska's Stockholders are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)Based upon information derived from an amended Schedule 13G/A filed by BlackRock, Inc. on January 26, 2023 for holdings on December 31, 2022. The filing reports sole voting power with respect to 1,806,331 shares and sole dispositive power with respect to 1,845,901 shares.
(3)Based upon information derived from a Schedule 13G/A filed by Nine Ten Capital Management LLC on February 10, 2023 for holdings on December 31, 2022.
(4)Based upon information derived from a Schedule 13G/A filed by The Vanguard Group on February 9, 2023 for holdings on December 31, 2022. The filing reports shared voting power with respect to 16,335 shares, sole dispositive power with respect to 708,205 shares, and shared dispositive power with respect to 25,215 shares.

(5)Includes shares owned, as well as unvested shares and exercisable options that are exercisable within 60 days of March 6, 2023 in the following amounts: Mr. Antin, 1,107 shares; Mr. Davis, 1,107 shares; Mr. Furlong, 1,107 shares; Dr. Hasenmaier, 1,107 shares; Mr. Humphrey, 1,107 shares; Ms. Maples, 1,107 shares; Dr. David Sveen, 1,107 shares; Mr. Wilson 232,226 shares; Mr. Eyl, 118,279 shares; Ms. Grassman, 75,252 shares; Mr. Christopher Sveen, 47,907 shares; Ms. Baker, 53,507 shares; all Directors and Executive Officers as a group, 705,958 shares.
(6)Includes 14,285 shares held by Bethany Creek Partners, LP and 7,143 shares held by Lindberg Capital Partners, LP. Dr. Sveen is a general partner of, and an investor in, both Bethany Creek Partners, LP and Lindberg Capital Partners, LP.
(7)Mr. Wilson is the spouse of Mrs. Wilson who owns Heska Corporation shares. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC. Includes 162,763 shares held by Cuattro, LLC, 9,000 shares owned by Mrs. Wilson, and 138,743 shares held by the Wilson Family Trust. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR PRINCIPAL STOCKHOLDERS

Related Party Transactions

Pursuant to our Code of Conduct and Ethics, a copy of which is available on Heska's website at www.heska.com, our Corporate Governance Committee charter, and our Audit Committee Charter, our Audit Committee or our Corporate Governance Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Prior to any related party transaction, the related party must submit their request to the Governance and Audit Committee Chair, the Chair of the Board of Directors and the Company Chief Financial Officer for review. A review and approval or denial must be made and documented by the appropriate committee with notification to the full Board. Item 404(a) of Regulation S-K requires the Company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person for purposes of this analysis is any Executive Officer, Director, nominee for Director, or holder of 5% or more of the Company's Common Stock, or an immediate family member of any of those persons.

Doug Wilson, Director, Creative Marketing for the Company, is the brother of Kevin Wilson, the Company’s President and Chief Executive Officer. In 2022, Mr. Doug Wilson earned $185,000 in salary. Mr. Doug Wilson also received non-Equity Incentive Plan Compensation related to the MIP in the amount of $11,100. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Christopher D. Sveen, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary for the Company, and President of Diamond Animal Health, is the son of David Sveen, Ph.D. a member of the Company’s Board. Mr. Christopher Sveen is a Named Executive Officer of the Company. His compensation information can be found in the Executive Compensation section of this Proxy Statement. Because Mr. Christopher Sveen is an Executive Officer of the Company, the Board has determined that David Sveen, Ph.D. is not independent. David Sveen, Ph.D. does not currently sit on any Board committees.

OTHER MATTERS
The Board knows of no other business to be transacted at the Annual Meeting.
OTHER INFORMATION
"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement or notice of internet availability of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent to such householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, by calling (970) 493-7272, or by emailing InvestorRelations@Heska.com.

Proxy Solicitor

You may contact our proxy solicitor, Morrow Sodali LLC ("Morrow Sodali"), for a copy of the proxy materials. Morrow Sodali's address is 333 Ludlow St, Stamford, CT 06902. Stockholders may call Morrow Sodali at 1-800-662-5200 and brokers and banks may call Morrow Sodali at 1-203-658-9400. We undertake to promptly deliver a copy of the proxy materials upon receiving your written or oral request.

ANNUAL REPORT ON FORM 10-K
The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules included therein, will be mailed with this proxy statement to stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access the Annual Report and this proxy statement on the website referenced in the Notice of Internet Availability of Proxy Materials. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate the cost of reproduction. Copies are available to stockholders upon written request to the Company at: Heska Corporation, Attn: Corporate Secretary, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538; telephone: (970) 493-7272.
If you would like to request documents from the Company, please do so by April 21, 2023 to receive timely delivery of the documents in advance of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher D. Sveen
Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary
Heska Corporation

A copy of this proxy statement requested in relation to the May 3, 2023 Annual Meeting of our stockholders is available without charge upon written request to: Morrow Sodali LLC, 333 Ludlow St, Stamford, CT 06902. Stockholders may call Morrow Sodali at 1-800-662-5200 and brokers and banks may call Morrow Sodali at 1-203-658-9400.

APPENDIX A
HESKA CORPORATION
EQUITY INCENTIVE PLAN
(as proposed to be amended)
Effective May 5, 2021

ARTICLE 1.
INTRODUCTION
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Restricted Stock Units, Options (which may constitute ISOs or NQOs), Stock Appreciation Rights, Performance-Based Awards, Other Cash-Based Awards, or Other Stock-Based Awards.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Colorado (except its choice-of-law provisions).
ARTICLE 2.
ADMINISTRATION.
2.1    COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more independent directors of the Company, who shall be appointed by the Board. The initial Committee shall be the Compensation Committee of the Board. In addition, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Exchange Act. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards. In addition, to the fullest extent permitted by applicable law and subject to any limitations that may be established by the Board or the Committee, the Board or the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s) or any individual considered an officer or director of the Company under Section 16 of the Exchange Act) among those eligible to receive Awards pursuant to the terms of the Plan, who will receive Awards under the Plan and the size of each such grant.

2.2    COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may amend or modify any outstanding Awards in any manner to the extent the Committee would have had the authority under the Plan initially to make such Awards as so amended or modified. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3    INDEMNIFICATION. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary or Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate thereof acting on their behalf shall, to the maximum extent permitted by applicable law and the Company’s by-laws and governing documents, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
2.4    BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, or if none, to the Participant’s estate.

ARTICLE 3.

SHARES AVAILABLE FOR GRANTS.
3.1    BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued Common Shares or treasury shares, or Common Shares reacquired by the Company in any manner. Subject to adjustment in accordance with Article 12, the number of Common Shares which may be issued pursuant to Awards granted under the Plan is ~~350,000~~ 450,000 Common Shares plus the number of Common Shares that remain available for grant under the Prior Plans as of May 5, 2021. The aggregate number of Common Shares that may be issued pursuant to the exercise of ISOs granted under the Plan is ~~350,000~~ 450,000, subject to adjustment in accordance with Article 12 to the extent such adjustment will not affect the status of any Option intended to qualify as an ISO.
3.2    ADDITIONAL SHARES.
(a)    Any Common Shares subject to an Award that is canceled, forfeited, settled in cash or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan as Awards. Notwithstanding anything to the contrary contained herein, Common Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Common Shares are (i) tendered in payment of an Option, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation, (iii) repurchased by the Company using the proceeds from an Option exercise, or (iv) subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof.
(b)    Any Common Shares subject to an award granted under a Prior Plan that is canceled, forfeited, settled in cash or expires prior to exercise or realization, either in full or in part, shall become available for issuance under the Plan as Awards. Notwithstanding anything to the contrary contained herein, Common Shares subject to an award granted under a Prior Plan shall not be made available for issuance or delivery under the Plan if such Common Shares are (i) tendered in payment of an option granted under a Prior Plan, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation with respect to any award granted under a Prior Plan, (iii) repurchased by the Company using the proceeds from an option exercise; or (iv) subject to a stock appreciation right granted under a Prior Plan that are not issued in connection with its stock settlement on exercise thereof.

3.3    MINIMUM VESTING REQUIREMENTS. Except as otherwise provided in this Section 3.3, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (a) such minimum vesting provision shall not apply to the accelerated vesting of an Award in the event of a Participant’s death or Disability or the occurrence of a Change in Control, and (b) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Common Shares authorized under the Plan as set forth in Section 3.1 without regard to the above-described minimum vesting requirements. In addition, with respect to Awards made to Outside Directors, the vesting of such Awards will be deemed to satisfy the one (1)-year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1)-year anniversary of the date of grant and the next regular annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.
3.4    LIMITATION ON OUTSIDE DIRECTOR COMPENSATION. Notwithstanding anything herein to the contrary, compensation paid to an Outside Director in respect of his or her service as an Outside Director, including cash fees and Awards under the Plan (based on the grant date Fair Market Value of such Awards for financial reporting purposes), shall not exceed $300,000 per fiscal year. For the avoidance of doubt, compensation shall be counted toward this limit for the Board compensation year in which it is earned (and not when it is paid or settled in the event that it is deferred).

3.5    ASSUMPTION UNDER THE PLAN OF AWARDS; SUBSTITUTE AWARDS. Notwithstanding any other provision of the Plan, the Board or the Committee, in its discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based awards that were granted under an equity plan or agreement that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action will be upon such terms and conditions as the Board or the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised award. The exercise price and number of shares for any such stock options shall be determined in accordance with the principles of Sections 409A and 424(a) of the Code. Any such assumption and continuation of any such previously granted and unexercised award will be treated as an outstanding Award under the Plan, but will not count against the number of Shares reserved for issuance pursuant to Section 3.1. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company will not reduce the Shares available for grants as provided in Section 3.1.

ARTICLE 4.
ELIGIBILITY.

4.1    AWARDS OTHER THAN ISOS. Employees, Outside Directors and Consultants shall be eligible for the grant of Awards other than ISOs.
4.2    INCENTIVE STOCK OPTIONS. Only Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

ARTICLE 5.
OPTIONS.
5.1    STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Award Agreement shall specify whether the Option is an ISO or an NQO. The provisions of the various Award Agreements entered into under the Plan need not be identical.
5.2    NUMBER OF SHARES. Each Award Agreement shall specify the number of Common Shares subject to the Option and such number shall be subject to adjustment in accordance with Article 12 hereof.
5.3    EXERCISE PRICE. Each Award Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than one-hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
5.4    INCENTIVE STOCK OPTIONS. The grant of ISOs shall be subject to all of the requirements of Code Section 422, including the following limitations:
(a)    The Exercise Price of an ISO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant; provided, however, if on the date of grant, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (a “10% Stockholder”), the Exercise Price shall not be less than one-hundred and ten percent (110%) of the Fair Market Value of a Common Share on the date of grant.

(b)    To the extent that the aggregate Fair Market Value of the Common Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as NQOs to the extent required by Code Section 422. For purposes of this Section 5.4(b), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Common Shares shall be determined as of the time the Option with respect to such Common Shares is granted.
(c)    In the event of a Participant’s change of status from Employee to Consultant or Outside Director, an ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as an NQO three (3) months and one (1) day following such change of status.
5.5    EXERCISABILITY. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. Each Award Agreement may also provide for accelerated exercisability of the Option in the event of the Participant’s death, Disability or Retirement or other events and may provide for expiration prior to the end of the Option’s term in the event of the termination of the Participant’s service. NQOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NQOs will not be exercisable unless the related Restricted Shares are forfeited.
5.6    OPTION TERM. Unless otherwise specified in an Award Agreement, but in any event, no later than ten (10) years from the date of grant thereof, each Option shall terminate no later than the first to occur of the following events:
(a)    Date in Award Agreement. The date for termination of the Option set forth in the Award Agreement;
(b)    Termination of Service. The ninetieth (90th) day following the date on which the Participant’s service terminates (other than for a reason described in Section 5.6(c) or (d) below);
(c)    Disability. In the event that a Participant’s service terminates due to the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months following the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of the Option as set forth in the applicable Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Common Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Common Shares covered by such Option shall revert to the Plan;

(d)    Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the applicable Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Common Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Common Shares covered by such Option shall revert to the Plan; or
(e)    Ten Years from Grant. An Option shall expire no more than ten (10) years after the date of grant; provided, however, that if an ISO is granted to a 10% Stockholder, such ISO may not be exercised after the expiration of five (5) years from the date of grant.
5.7    EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.
5.8    PROHIBITION ON REPRICINGS. Notwithstanding anything to the contrary contained herein and except as may be permitted under Section 3.5 hereof, the Board and the Committee may not, without stockholder approval, directly or indirectly reduce the exercise price of an outstanding Option or Stock Appreciation Right, including (i) changing the terms of an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right; (ii) cancelling an Option or Stock Appreciation Right in exchange for a new Option or Stock Appreciation Right with a lower exercise price, (iii) cancelling an Option or Stock Appreciation Right in exchange for a different type of Award under the Plan that has a value that is greater than the excess of the Fair Market Value of the applicable shares on the date of such payment over the exercise price, (iv) authorizing, in lieu of the exercise or in exchange for the cancellation of an Option or Stock Appreciation Right, the payment of cash in an amount that is greater than the excess of the Fair Market Value of the Common Shares on the date of such payment over the exercise price, or (v) taking any other action that is treated as a “repricing” under generally accepted accounting principles, unless the cancellation and exchange occurs in connection with an adjustment permitted under Article 12.
5.9    PAYMENT FOR OPTION SHARES
.
(a)    General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:
(1)    In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 5.9.
(2)    In the case of an NQO, the Committee may at any time accept payment in any form(s) described in this Section 5.9.
(b)    Surrender of Stock. To the extent that this Section 5.9(b) is applicable, all or any part of the Exercise Price may be paid by surrendering Common Shares that are already owned by the Participant. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Participant shall not surrender Common Shares in payment of the Exercise Price if such action could cause the Company to recognize additional compensation expense with respect to the Option for financial reporting purposes under GAAP accounting at the time of such proposed surrender.
(c)    Exercise/Sale. To the extent that this Section 5.9(c) is applicable, all or any part of the Exercise Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.
(d)    Other Forms of Payment. To the extent that this Section 5.9(d) is applicable, all or any part of the Exercise Price may be paid in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, pursuant to a net exercise.
ARTICLE 6.
RESTRICTED SHARES.
6.1    TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with NQOs, and such an Award may provide that the

Restricted Shares will be forfeited in the event that the related NQOs are exercised. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Restricted Shares to be awarded; the period of restrictions, if any, applicable to Restricted Shares; the performance goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, performance goals and/or conditions established by the Committee are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of Restricted Shares need not be the same with respect to each Participant.
6.2    PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash, cash equivalents or any other form of legal consideration acceptable to the Company, including but not limited to future services, an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company’s treasury, no cash consideration shall be required of the Award recipients.
6.3    VESTING CONDITIONS. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.
6.4    VOTING AND DIVIDEND RIGHTS. Unless otherwise provided in the Award Agreement, the holder of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided, that to the extent that a Restricted Share carries with it a right to receive dividends, any dividends declared shall be accumulated and paid at the time (and to the extent) that the Restricted Shares vest, but in no event later than two-and-a-half (2.5) months following the end of the calendar year in which the vesting occurs. Without limitation, an Award Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares (in which case such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid).
ARTICLE 7.
RESTRICTED STOCK UNITS.
7.1    TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Stock Units. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the period of restrictions, if any, applicable to Restricted Stock Units; the performance goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, performance goals and/or conditions established by the Committee are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
7.2    RESTRICTIONS AND CONDITIONS. Each Award of Restricted Stock Units shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Committee at the time of grant or, subject to Code Section 409A, thereafter:
(a)    Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement.
(b)    An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.
(c)    Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. The Committee, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested. Notwithstanding anything herein to the contrary, to the extent that a Restricted Stock Unit carries with it rights to dividend equivalents, any dividend equivalents with respect to dividends declared shall be accumulated and paid at the time (and to the extent) that the Restricted Stock Units vest, but in no event later than two-and-a-half (2.5) months following the end of the calendar year in which the vesting occurs.

(d)    The rights of Participants granted Restricted Stock Units upon termination of employment or service as an Outside Director or Consultant of the Company or an Affiliate thereof terminates for any reason while the Restricted Stock Units remain outstanding shall be set forth in the Award Agreement.
7.3    RIGHTS AS A STOCKHOLDER. Except as may otherwise be provided in an Award Agreement with respect to dividend equivalents (in accordance with Section 7.2(c)), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15.1, and the Common Shares have been issued to the Participant.
7.4    SETTLEMENT OF RESTRICTED STOCK UNITS. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Common Shares, unless the Committee, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Common Shares) equal to the Fair Market Value of the Common Shares that would otherwise be distributed to the Participant.
ARTICLE 8.
STOCK APPRECIATION RIGHTS.
8.1    IN GENERAL. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Common Shares to be awarded, the price per Common Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Common Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Common Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.
8.2    RIGHTS AS STOCKHOLDER. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15.1 and the Common Shares have been issued to the Participant.
8.3    EXERCISABILITY.
(a)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award Agreement.
(b)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article 5 and this Article 8.
(c)    An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Stock Appreciation Rights or thereafter, that all or part of such Stock Appreciation Rights shall become vested in the event that a Change in Control occurs with respect to the Company.
8.4    PAYMENT UPON EXERCISE.
(a)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Common Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per Common Share specified in the Free Standing Right multiplied by the number of Common Shares in respect of which the Free Standing Right is being exercised.
(b)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Common Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Common Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(c)    Notwithstanding the foregoing, the Committee may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Common Shares and cash).
8.5    TERMINATION OF EMPLOYMENT OR SERVICE.
(a)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award Agreement.
(b)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
8.6    TERM.
(a)    The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(b)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
ARTICLE 9.
OTHER STOCK-BASED OR CASH-BASED AWARDS.
9.1    IN GENERAL. The Committee is authorized to grant Awards to Participants in the form of Other Stock‑Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods. Common Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.1 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Common Shares, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.
9.2    VESTING. An Award Agreement with respect to an Other Stock-Based Award or Other Cash-Based Award may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting an Other Stock-Based Award or Other Cash-Based Award or thereafter, that all or part of such Awards shall become vested in the event that a Change in Control occurs with respect to the Company.
ARTICLE 10.
PERFORMANCE-BASED AWARDS.
The Committee, in its discretion, may make Awards subject to vesting based on the achievement of performance goals (such awards, “Performance-Based Awards”), in which case the Committee will specify in writing, by resolution or otherwise, the Participants eligible to receive a Performance-Based Award (which may be expressed in terms of a class of individuals) and the performance goals applicable to Performance-Based Awards. The Committee may make Awards subject to the achievement of such performance goals as it determines in its sole discretion. The Committee also has the authority to provide in an Award for accelerated vesting of an Award based on the achievement of performance goals. In determining the actual amount of a Participant’s Performance-Based Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance-Based Award otherwise earned if, in its sole judgment, such reduction or elimination is appropriate.
ARTICLE 11
CLAWBACK
Notwithstanding any other provisions in this Plan to the contrary, any Award received by a Subject Participant, and/or any Common Share issued upon exercise of any Award received by a Subject Participant hereunder, and/or any amount received with respect to any sale of any such Award or Common Share, will be subject to potential cancellation, recoupment, rescission, payback or other action to the extent required pursuant to applicable law, government regulation or national securities exchange listing requirement (or any clawback policy adopted by the Company from time to time pursuant to any such law, government regulation or national securities exchange listing requirement or to comport with good corporate governance practices). Each Subject Participant agrees and consents to the Company’s application, implementation and enforcement of any clawback policy established by the Company that may apply to the Subject Participant and any provision of applicable law, government regulation or national securities exchange listing requirement relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such policy (as applicable to the Subject Participant)

or applicable law, government regulation or national securities exchange listing requirement without further consent or action being required by the Subject Participant.
ARTICLE 12
PROTECTION AGAINST DILUTION.
12.1    ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Common Shares available for issuance pursuant to future Awards under Article 3, (b) the number of Common Shares covered by each outstanding Award or (c) the Exercise Price under each outstanding Option and Stock Appreciation Right. Except as provided in this Article 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
12.2    DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.
12.3    REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.
ARTICLE 13.
AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 14.
LIMITATION ON RIGHTS.
14.1    RETENTION RIGHTS; NATURE OF PAYMENTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and bylaws and a written employment agreement (if any). Any and all grants of Awards and issuances of Common Shares under the Plan shall be in consideration of services performed for the Company by the Participant. All such grants and issuances shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any Affiliate or under any agreement between the Company or any Affiliate and the Participant, unless such plan or agreement specifically otherwise provides.
14.2    STOCKHOLDERS' RIGHTS. Subject to the other terms and conditions of the Plan, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
14.3    REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
ARTICLE 15.
WITHHOLDING TAXES; PARACHUTE PAYMENTS.

15.1    GENERAL. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state, foreign or local tax withholding obligation relating to the exercise or acquisition of Common Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Common Shares under the Award, provided, however, that no Common Shares are withheld with a value exceeding the amount of tax required to be withheld by law (or, to the extent permitted by the Committee, such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09)); or (c) delivering to the Company previously owned and unencumbered Common Shares. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.
15.2    SECTION 280G.
(a)    To the extent that any of the payments and benefits provided for under the Plan or any other agreement or arrangement between the Company or its Affiliates and a Participant (collectively, the “Payments”) (i) constitute a “parachute payment” within the meaning of Code Section 280G and (ii) but for this paragraph would be subject to the excise tax imposed by Code Section 4999, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Code Section 4999 (determined in accordance with the reduction of payments and benefits paragraph set forth below); whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Code Section 4999, results in the Participant’s receipt on an after-tax basis, of the greatest amount of benefits under this Plan, notwithstanding that all or some portion of such benefits may be taxable under Code Section 4999. Any determination required under this provision will be made by accountants chosen by the Company, whose determination shall be conclusive and binding upon the Participant and the Company for all purposes.
(b)    Except to the extent, if any, otherwise agreed in writing between a Participant and the Company, reduction of payments and benefits hereunder, if applicable, will be made by reducing, first, payments or benefits to be paid in cash in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order; provided, however, that any reduction or elimination of accelerated vesting of any equity award will first be accomplished by reducing or eliminating the vesting of such awards that are valued in full for purposes of Code Section 280G, then the reduction or elimination of vesting of other equity awards.
ARTICLE 16.
AMENDMENT; TERM OF THE PLAN.
The Plan shall become effective on May 5, 2021. The Board may, at any time and for any reason, amend, suspend or terminate the Plan (subject to the approval of the Company’s stockholders only to the extent required by applicable law, regulations or the requirements of the securities exchange on which the Common Shares are listed). The Committee may issue ISOs under the Plan until February 18, 2031. The Committee may issue any Award other than ISOs at any time prior to the date, if any, that the Board suspends or terminates the Plan. No Award may be granted pursuant to the Plan after such date, but Awards granted before such date may extend beyond that date.
ARTICLE 17.
CODE SECTION 409A; UNFUNDED PLAN
17.1    CODE SECTION 409A. The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.

17.2    UNFUNDED STATUS. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan. With respect to the Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in the Plan or any applicable Award Agreement.
ARTICLE 18.
AWARDS TO FOREIGN NATIONALS AND PARTICIPANTS OUTSIDE THE UNITED STATES
Notwithstanding any provision of the Plan to the contrary, in order to comply, or facilitate compliance, with the applicable law or customs in other countries in which the Company or any of its affiliates operates or has employees or to qualify for preferred tax treatment of such jurisdictions, the Committee, in its discretion, will have the power and authority to (a) determine which Affiliates will be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and terms and procedures to the extent such actions are deemed to be necessary or advisable; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any applicable law or regulatory exemptions or approvals.
ARTICLE 19.
GOVERNING LAW
This Plan, the Award Agreements and any other agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in any Award Agreement or other agreement or document hereunder to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
ARTICLE 20.
DEFINITIONS.
20.1    Affiliate means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own, directly or indirectly, not less than fifty percent (50%) of such entity.
20.2    Award means any award of an Option, Restricted Share, Restricted Stock Unit, Stock Appreciation Right, Other Stock-Based Award or Other Cash-Based Award under the Plan.
20.3    Award Agreement means any agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. Any Common Shares that become deliverable to a Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
20.4    Board means the Company’s Board of Directors, as constituted from time to time.
20.5    Cause shall have the meaning assigned to such term in a Participant’s written employment, severance, or similar agreement or Award Agreement with the Company, or, if no such agreement exists or the agreement does not define “Cause,” Cause means a Participant’s termination of service by the Company due to the Participant’s (a) failure to perform his or her assigned duties or responsibilities as an Employee, Consultant or Outside Director of the Company or an Affiliate thereof (other than a failure resulting from the Participant’s Disability) after notice thereof from the Company describing his or her failure to perform such duties or responsibilities; (b) breach of any confidentiality agreement, invention assignment agreement or written restrictive covenant agreement between the Participant and the Company or an Affiliate thereof; (c) engagement in any act of dishonesty, fraud, misrepresentation, moral turpitude or misappropriation of material property that was or is materially injurious to the Company or its Affiliates; (d) violation of any written Company policy, including, without limitation, any policy with respect to sexual harassment in the workplace; (e) violation of any federal or state law or regulation applicable to the Company’s business; or (f) conviction of, or entrance of a plea of nolo contendere to, any crime. In addition, a Participant’s service shall be deemed to have terminated for “Cause” if, on the date the Participant’s service terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.
20.6    Change in Control shall mean:
(a)    The consummation of a merger or consolidation of the Company with or into another entity of any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;
(b)    The consummation of a sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)    A majority of the members of the Board are replaced during any eighteen (18) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or
(d)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (i) the Company, (ii) a subsidiary thereof, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary thereof, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.
20.7    Code means the Internal Revenue Code of 1986, as amended.
20.8    Committee means a committee of the Board, as described in Article 2.
20.9    Common Share means one share of common stock, par value $0.01 per share, of the Company.
20.10    Company means Heska Corporation, a Delaware corporation.
20.11    Consultant means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.
20.12    Disability shall have the meaning assigned to such term in a Participant’s written employment, severance, or similar agreement or Award Agreement with the Company, or, if no such agreement exists or the agreement does not define “Disability,” Disability means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.
20.13    Employee means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
20.14    Exchange Act means the Securities Exchange Act of 1934, as amended.
20.15    Exercise Price means, with respect to any Award under which the holder may purchase Common Shares, the price per Common Share at which a holder of such Award granted hereunder may purchase Common Shares issuable upon exercise of such Award, as specified in the applicable Award Agreement.
20.16    Fair Market Value means, for so long as the Common Shares are listed on any established stock exchange or a national market system, the value of a Common Share as determined by reference to the most recent reported sale price of a Common Share (or if no sales were reported, the most recent closing price) as quoted on such exchange or system at the time of determination. In the absence of an established market for the Common Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
20.17    ISO means an incentive stock option described in Code Section 422(b).
20.18    NQO means a stock option not described in Code Sections 422 or 423.
20.19    Option means an ISO or NQO granted under the Plan and entitling the holder to purchase Common Shares.
20.20    Other Cash-Based Award means a cash Award granted to a Participant under Article 9, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

20.21    Other Stock-Based Award means a right or other interest granted to a Participant under Article 9 that may be denominated or payable and valued in whole or in part by reference to, or otherwise based on or related to, Common Shares, including, but not limited to, unrestricted Common Shares or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan.
20.22    Outside Director shall mean a member of the Board who is not an Employee.
20.23    Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
20.24    Participant means an individual or estate who holds an Award.
20.25    Plan means this Heska Corporation Equity Incentive Plan, as amended from time to time.
20.26    Prior Plans means the Heska Corporation Stock Incentive Plan and the Heska Corporation 2003 Equity Incentive Plan.
20.27    Restricted Share means a Common Share awarded under the Plan. An Award of Restricted Shares constitutes a transfer of ownership of Common Shares to a Participant from the Company subject to restrictions against transferability, assignment and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement.
20.28    Restricted Stock Unit means a notional account established pursuant to an Award granted to a Participant, as described in Article 7, that is (i) valued solely by reference to Common Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Common Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goal criteria specified in the Award Agreement.
20.29    Retirement shall mean a Participant’s termination of service with the Company (for any reason other than for Cause) on or after the attainment of age fifty-five (55) with at least ten (10) years of service with the Company and its Affiliates (including service with another company prior to it becoming an Affiliate).
20.30    Stock Appreciation Right means the right pursuant to an Award granted under Article 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Common Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
20.31    Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
20.32    Subject Participant means a Participant who is designated by the Board as an “executive officer” under the Exchange Act.

PROXY CARD

HESKA

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

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Go to **www.investorvote.com/HSKA** or scan the QR code — login details are located in the shaded bar below.

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2023 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors: The Board of Directors recommends a vote "FOR" the listed nominees.

1. The election of Directors for a one year term.	For	Withhold
01 - Robert L. Antin	☐	☐
02 - Stephen L. Davis	☐	☐
03 - Mark F. Furlong	☐	☐
04 - Joachim A. Hasenmaier	☐	☐
05 - Scott W. Humphrey	☐	☐
06 - Sharon J. Maples	☐	☐
07 - David E. Sveen	☐	☐
08 - Kevin S. Wilson	☐	☐

B Proposals: The Board of Directors recommends a vote "FOR" for each of the following:

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The 2023 Annual Meeting of Stockholders of Heska Corporation will be held on Wednesday, May 3, 2023 at 9:00 AM MDT virtually via the internet at https://meetnow.global/M2CPXHH.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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Heska Corporation

MAY 3, 2023 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Catherine I. Grassman and Christopher D. Sveen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the ***"Company"***), held of record by the undersigned on March 6, 2023, at the Annual Meeting of Stockholders (the ***"Annual Meeting"***) to be held virtually at 9:00 a.m., MDT on Wednesday, May 3, 2023 or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned represents that the undersigned is a Stockholder entitled to vote at the Annual Meeting. The Company's Restated Certificate of Incorporation, as amended, defines two classes of stock as "Common Stock Securities"; this proxy card will refer to these two classes of stock collectively as ***"Common Stock"***.

The undersigned hereby acknowledges receipt of the Company Notice of Annual Meeting and Proxy Statement (the "Proxy Materials"), dated on or about March 21, 2023, and a copy of the Company's 2022 Form 10-K as filed with the Securities and Exchange Commission. Unless otherwise stated on this Proxy Card, all defined terms in the Proxy Materials shall be so defined on this Proxy Card. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. **This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder on the matter(s) specified, and grant discretionary authority as to any and all other matters that may properly come before the meeting. If direction is not given, this proxy will be voted as the Board of Directors recommends. A proxy marked "abstain" on a given matter or a proxy that does not indicate a single preference other than "abstain" on a given matter will not be treated as present and entitled to vote on such matter and will be interpreted as a forfeiture of the right to vote such matter regardless of the direction made, if any.**

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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D Non-Voting Items

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